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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

NETSPEND HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Wednesday, April 27, 2011

To the Stockholders of NetSpend Holdings, Inc.:

        Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of NetSpend Holdings, Inc. (the "Company", "NetSpend" or "we") will be held at the Omni Hotel, 701 Brazos Street, Second Floor, Lonestar Room, Austin, Texas 78701 at 10:00 a.m. CDT on Wednesday, April 27, 2011 for the following purposes:

  1.
  Electing three Class I Directors of the Company;

  2.
  Conducting an Advisory Vote on Executive Compensation;

  3.
  Conducting an Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation;

  4.
  Ratifying the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011; and

  5.
  Considering all other matters as may properly come before the Annual Meeting.

        The Board of Directors of the Company (the "Board of Directors") has fixed the close of business on March 14, 2011, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or adjournments thereof.

        This proxy statement and the accompanying proxy card are being mailed to our stockholders along with the Company's Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2010. Voting can be completed by returning the proxy card, through the telephone at 1-866-540-5760 or online at http://www.proxyvoting.com/ntsp. Further details can be found on the proxy card and in the "Voting by Proxy" section included below.

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on April 27, 2011: this proxy statement and the Company's Annual Report to Stockholders are available free of charge for viewing and printing on the Company's website, http://www.netspend.com, under the "Investor Relations" section.

        Thank you for your assistance in voting your shares promptly.

DATED this 31st day of March, 2011.

BY ORDER OF THE BOARD OF DIRECTORS

Christopher T. Brown, Secretary and General Counsel

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE OR USE TELEPHONE OR INTERNET VOTING TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY CARD, VOTED BY TELEPHONE OR VOTED BY INTERNET. THE BALLOT YOU SUBMIT AT THE ANNUAL MEETING WILL SUPERSEDE ANY PRIOR VOTE.

REPORT OF THE AUDIT COMMITTEE	48
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	49
STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING	49
HOUSEHOLDING	49
OTHER MATTERS	50
ADDITIONAL INFORMATION ABOUT THE COMPANY	50

PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS
To Be Held Wednesday, April 27, 2011

SOLICITATION OF PROXY

        This proxy statement (this "Proxy Statement") is furnished in connection with the solicitation by the board of directors (the "Board of Directors") of NetSpend Holdings, Inc., a Delaware corporation (the "Company", "NetSpend" or "we"), for use at our Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, April 27, 2011 at the Omni Hotel, 701 Brazos Street, Second Floor, Lonestar Room, Austin, Texas 78701 at 10:00 a.m. CDT and at any adjournment or adjournments thereof. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and electronic mail by officers, directors and other employees of the Company, who will not receive additional compensation for such services. We may also request brokerage houses, nominees, custodians and fiduciaries to forward the soliciting material to the beneficial owners of stock held of record and will reimburse such persons for forwarding such material. We will bear the cost of this solicitation of proxies. Such costs are expected to be nominal. Proxy solicitation will commence with the mailing of this Proxy Statement on or about March 31, 2011.

        The Board of Directors is soliciting a proxy in the form attached hereto as Appendix A for use at the Annual Meeting and will not vote the proxy at any other meeting. Daniel R. Henry, our Chief Executive Officer, and George W. Gresham, our Chief Financial Officer, have been named as proxies on the proxy card attached hereto as Appendix A, and are who the Board of Directors has selected to serve in such capacity.

        In addition to mailing paper copies of this Proxy Statement and the Company's Annual Report to Stockholders, NetSpend is making these materials available to its stockholders via the Internet. This Proxy Statement and the Annual Report to Stockholders are available free of charge for viewing or printing on the Company's website, http://www.netspend.com, under the "Investor Relations" section.

PURPOSE OF MEETING

        As stated in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement, the business to be conducted and the matters to be considered and acted upon at the Annual Meeting are as follows:

  1.
  Electing three Class I Directors of the Company;

  2.
  Conducting an Advisory Vote on Executive Compensation;

  3.
  Conducting an Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation;

  4.
  Ratifying the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011; and

  5.
  Considering all other matters as may properly come before the Annual Meeting.

 VOTING RIGHTS

Record Date and Voting Securities

        The Board of Directors has fixed the close of business on March 14, 2011 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, at which time there were 88,879,577 shares of common stock, par value $0.001 per share ("Common Stock"), outstanding. Holders of Common Stock are entitled to notice of the Annual Meeting and to one vote, in person or by proxy, for each share of Common Stock held in their name as of the record date. In accordance with the Company's Certificate of Incorporation, no stockholder shall be allowed to vote its shares cumulatively.

Quorum

        The presence in person or by proxy of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting will constitute a quorum.

Voting at the Annual Meeting

        If your shares of Common Stock are registered directly with BNY Mellon Shareowner Services, you are a "record holder" and may vote in person at the Annual Meeting. If you hold your shares through a broker, bank or other nominee (the registered holder), your shares are held in "street name" and you are the "beneficial holder", and such broker, bank or other nominee is the "registered holder". If you hold your shares in street name, you may direct the registered holder how to vote your shares at the Annual Meeting by following the instructions for this purpose that you will receive from such registered holder. When a registered holder holds shares for someone else, it informs the Company of how many clients it has who are beneficial owners of the Company's Common Stock and the Company then provides the registered holder, or its agent, with that number of proxy materials as requested. Each registered holder or its agent must then forward the proxy materials to you to obtain your direction on how to vote your shares.

        When you receive proxy materials from the registered holder, they will instruct you to return your executed proxy card to them. The bank, broker or similar institution will then total the votes it receives and submit a proxy card reflecting the aggregate votes of all the beneficial owners for which it serves as the registered holder. If you do not return your proxy card to the registered holder, as a result of a recent rule change, the registered holder is not permitted to vote your shares with respect to the election of directors.

Voting by Proxy

        Whether or not you are able to attend the Annual Meeting, we urge you to vote by proxy. Because many NetSpend stockholders may be unable to attend the Annual Meeting, the Board of Directors solicits proxies to give each stockholder an opportunity to vote on all matters scheduled to come before the Annual Meeting as set forth in this Proxy Statement. Stockholders are urged to read carefully the material in this Proxy Statement and vote through one of the following methods:

  1.
  If you are the record holder, fully completing, signing, dating and timely mailing the proxy card attached hereto as Appendix A;

  2.
  If your shares are held in street name, fully completing, signing, dating and releasing your proxy card to your broker/registered holder in accordance with the instructions of your broker/registered holder;

  3.
  Calling 1-866-540-5760, from a touch tone phone, and following the instructions provided on the phone line; or

  4.
  Accessing the internet voting site at http://www/proxyvoting.com/ntsp and following the instructions provided on the website.

        Please keep your proxy card with you when voting via the telephone or internet. All proxies must be submitted by 5:00 p.m. CDT on April 26, 2011 to be counted. Each proxy card that is (a) properly executed, (b) timely received by the Company before the Annual Meeting, and (c) not properly revoked by the stockholder pursuant to the instructions below, will be voted in accordance with the directions specified on the proxy card and otherwise in accordance with the judgment of the persons designated therein as proxies. If no choice is specified and the proxy card is properly signed and returned, the shares will be voted by the proxy appointed by the Board of Directors, in accordance with the recommendations of the Board of Directors.

Revocability of Proxy

        Any stockholder giving a proxy has the power to revoke the same at any time prior to its exercise by (i) executing a subsequent proxy; (ii) delivering written notice to our Secretary of such revocation; or (iii) attending the meeting and withdrawing the proxy.

Vote Required

        All proposals other than election of directors will require the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote thereon. Directors are elected by a plurality of votes cast. This means that the director nominees with the most votes are elected, regardless of whether any nominee receives a majority of votes cast.

        With regard to the election of directors, votes may be cast in favor of or withheld from the slate of nominees proposed by the Board of Directors. Votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes and other limited proxies will have no effect on the outcome of the election of directors. Cumulative voting for election of directors is not authorized. The three nominees receiving a "plurality", or the highest number of "for" votes, will be elected.

        With regard to the proposal regarding the advisory vote on executive compensation, the proposal regarding the advisory vote on the frequency of future advisory votes on executive compensation and the proposal to ratify KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011, an abstention will have the same effect as a vote against the proposal. However, broker non-votes and other limited proxies will have no effect on the outcome of the vote with respect to such proposals.

Abstentions and Broker Non-Votes

        Abstentions and broker non-votes (shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners of such shares or persons entitled to vote on the matter) will be counted for the purpose of determining whether a quorum is present. For purposes of determining the outcome of any matter to be voted upon as to which the broker has indicated on the proxy that the broker does not have discretionary authority to vote, these shares will be treated as not present at the Annual Meeting and will not be entitled to vote with respect to that matter, even though those shares are considered to be present at the Annual Meeting for quorum purposes and may be entitled to vote on other matters. Brokers and nominees do not have discretionary authority to vote with respect to the election of directors, the advisory vote on executive compensation and the advisory vote on the frequency of future advisory votes on executive compensation. Abstentions, on the other hand, are considered to be present at the Annual Meeting and entitled to vote on the matter from which the stockholder abstained.

        If the enclosed proxy card is properly executed and returned prior to the Annual Meeting, the shares represented thereby will be voted as specified therein. IF A STOCKHOLDER DOES NOT SPECIFY OTHERWISE ON THE RETURNED PROXY CARD, THE SHARES REPRESENTED BY THE STOCKHOLDER'S PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW UNDER "PROPOSAL 1: ELECTION OF CLASS I DIRECTORS"; FOR PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION; FOR A THREE-YEAR FREQUENCY ON PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION; AND FOR THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

PROPOSAL 1:
ELECTION OF CLASS I DIRECTORS

        At the Annual Meeting to be held on April 27, 2011, three persons are to be elected to serve on our Board of Directors as class I directors for a term of three years and until their successors are duly elected and qualified. Each of the nominees currently serves as a class I director of the Company and has announced that he is available for election to the Board of Directors at the Annual Meeting. Our nominees for the three class I directorships are:

Andrew W. Adams
Daniel R. Henry
Stephen A. Vogel

        For information about each nominee, see "Additional Information About Directors, Nominees for Class I Directorships and Executive Officers" below.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ABOVE.

ADDITIONAL INFORMATION ABOUT DIRECTORS, NOMINEES FOR
CLASS I DIRECTORSHIPS AND EXECUTIVE OFFICERS

        The following table sets forth information regarding the members of and nominees for the Company's Board of Directors, and the Company's executive officers, as of March 14, 2011.

Name	Age	Position
Andrew W. Adams	36	Class I Director
Daniel R. Henry	45	Chief Executive Officer and Class I Director
Stephen A. Vogel	62	Class I Director
Thomas A. McCullough	68	Class II Director
Daniel M. Schley	56	Class II Director
Alexander R. Castaldi	60	Class II Director
Francisco J. Rodriguez	39	Class III Director
Ann Huntress Lamont	54	Class III Director
Charles J. Harris	48	President
George W. Gresham	44	Chief Financial Officer
Thomas A. Cregan	40	Executive Vice President, Sales and Distribution
Anh Hatzopoulos	39	Executive Vice President of Online Business Development
James DeVoglaer	50	Executive Vice President of Information Technology
James Jerome	53	Executive Vice President of Card Operations
Christopher T. Brown	46	General Counsel and Secretary

        Set forth below are descriptions of the principal occupations during at least the past five years of the Company's directors, nominees and executive officers.

        Andrew W. Adams has served as a member of our Board of Directors since January 2010. Mr. Adams joined Oak Investment Partners in October 2003 as a Senior Associate and has served as a General Partner since 2010. Prior to joining Oak, Mr. Adams was a Senior Associate with Capital Resource Partners. Mr. Adams was also a Financial Analyst in the media and communications group of Deutsche Bank. Mr. Adams holds a Bachelor of Arts degree in history from Princeton University.

        Daniel R. Henry has served as our Chief Executive Officer since February 2008 and has also served as a member of our Board of Directors since June 2007. Prior to being appointed as Chief Executive Officer, Mr. Henry briefly served as our President beginning in January 2008. Prior to joining us,

Mr. Henry co-founded Euronet Worldwide, Inc., a NASDAQ-listed global provider of electronic payment and transaction processing solutions for financial institutions, retailers, service providers and individual consumers, and, from May 1994 to December 2006, served as its President and Chief Operating Officer. In addition, Mr. Henry served as a director of Euronet Worldwide, Inc. from 1996 to 2006. Mr. Henry earned a B.S. in business administration with majors in finance, economics and real estate from the University of Missouri-Columbia.

        Thomas A. McCullough has served as a member of our Board of Directors since October 2008. From April 1987 to December 2009, Mr. McCullough served as Executive Vice President and Chief Operating Officer of DST Systems, Inc., a major provider of processing services to the financial services and health care industries. Prior to joining DST, Mr. McCullough was President and Chief Executive Officer of Garnac Grain Company, an international grain trading and exporting company. Prior to that, he was a partner with the consulting firm of Arthur Young & Co. Mr. McCullough also serves on the board of directors of Boston Financial Data Services, DST, BlueCross BlueShield of Kansas City, Country Club Bank, PBI Gordon, Inc. and Balance Innovations LLC. Mr. McCullough holds an A.B. in mathematics from Rockhurst University and a Master's degree in economics from the University of Missouri at Kansas City.

        Daniel M. Schley has served as a member of our Board of Directors since June 2004. Since 2003, Mr. Schley has served as Chairman of Foundation Source, Inc., a provider of back-office technology and services for private foundations, and served as CEO of Foundation Source from 2003 through 2009. Mr. Schley also serves as a Co-Founder and Managing Director of Dolphin Capital Group, a private equity firm, where he has served since 2000. Mr. Schley also serves on the board of directors of Winder Farms, Inc., Dynamic Confections, Inc., and the Fairfield, Connecticut chapter of the World Presidents Organization. Mr. Schley holds a Bachelor of Arts degree in economics and political science from Stanford University and a Master of Business Administration degree from Harvard University.

        Alexander R. Castaldi has served as a member of our Board of Directors since January 2009. Since January 2005, Mr. Castaldi has served as a Managing Director of JLL Partners, a private equity investment company. Prior to joining JLL, Mr. Castaldi served as Chief Financial & Administration Officer of Remington Products Company, LLC. Mr. Castaldi also serves on the board of directors of PGT Industries, Inc., Education Affiliates, Inc., J.G. Wentworth, LLC, C.H.I. Overhead Doors, Inc., Medical Card System, Inc., FC Holdings, Inc. and Ross Education, LLC. Mr. Castaldi holds a B.S. from Central Connecticut State University.

        Francisco J. Rodriguez has served as a member of our Board of Directors since July 2008. Mr. Rodriguez is a Managing Director of JLL Partners, which he joined in 1995. Prior to joining JLL, Mr. Rodriguez was a member of the merchant banking group at Donaldson, Lufkin & Jenrette Securities Corporation. Mr. Rodriguez also serves as a director of several companies, including J.G. Wentworth, LLC, Education Affiliates, Inc., FC Holdings, Inc., Ross Education, LLC and The Learning Annex GP, LLC. Mr. Rodriguez holds a B.S. degree from the University of Pennsylvania Wharton School.

        Ann Huntress Lamont has served as a member of our Board of Directors since June 2004. Ms. Lamont has been with Oak Investment Partners, a multi-stage venture capital firm, since 1982, serving as a General Partner from 1986 to 2006 and as a Managing Partner since 2006. Prior to joining Oak, Ms. Lamont served as a research associate with Hambrecht & Quist. Ms. Lamont currently serves on the Stanford University Board of Trustees and on the board of directors of various private companies. Ms. Lamont holds a Bachelor of Arts degree in political science from Stanford University.

        Stephen A. Vogel has served as a member of our Board of Directors since February 2011. Mr. Vogel has served as Chief Executive Officer of Grameen America, Inc., a not-for-profit company focused on providing micro-loans that financially empower low-income entrepreneurs, since November

2008. Prior to that, Mr. Vogel was Chief Executive Officer of Synergy Gas Corp., a propane distribution company. Mr Vogel holds a B.S. degree from Syracuse University.

        Charles J. Harris has served as our President since July 2010. Prior to joining us, from April 2009 to June 2010, Mr. Harris served as the general manager of the payment solutions division of Intuit, Inc., a NASDAQ-listed company that is a leading provider of financial management, tax and online banking solutions for consumers, small and mid-sized businesses, accountants and financial institutions. From September 2005 until April 2009, Mr. Harris served in multiple positions for Electronic Clearing House, Inc., including as President and Chief Executive Officer, President and Chief Operating Officer and as a director. Prior to that, Mr. Harris held a number of leadership roles with Chase Paymentech, including President and Chief Executive Officer of Merchant Link, a wholly owned subsidiary of Chase Paymentech. Mr. Harris holds a B.B.A. in finance from the University of Texas at Austin.

        George W. Gresham has served as our Chief Financial Officer since May 2010. Prior to joining us, from February 2008 to May 2010, Mr. Gresham served as Chief Financial Officer of Global Cash Access, Inc., a NYSE-listed provider of payment processing services to the gaming industry. From May 2002 until October 2007, Mr. Gresham served as Chief Financial Officer, Chief Administrative Officer and Executive Vice President of EFD eFunds Corporation, a NYSE-listed company that specialized in the development and deployment of payment and payments-related technology. Mr. Gresham holds a B.S. in accountancy from Northern Arizona University and an MBA from the Thunderbird School of Global Management, and is a Certified Public Accountant.

        Thomas A. Cregan has served as our Executive Vice President, Sales and Distribution since July 2008. From March 2008 to June 2008, Mr. Cregan served as our Managing Director, International and was responsible for evaluating international market opportunities. Prior to joining us, from 2005 to 2008, Mr. Cregan served as President of PaySpot, Inc., since renamed epay Americas, Ltd., a wholly-owned subsidiary of Euronet Worldwide, Inc. Mr. Cregan joined Euronet following the acquisition of his company, epay Australia and New Zealand Pty. Ltd., which he founded and acted as Managing Director of from its inception in November 1999 until December 2004. Mr. Cregan holds a Bachelor of Business Degree and MBA from Monash University, Melbourne, Australia.

        Anh Hatzopoulos has served as our Executive Vice President of Online Business Development since February 2008. Prior to joining us, from July 2005 to February 2008, Ms. Hatzopoulos served as founder and Chief Executive Officer of Little Grad, Inc., an online rebate-based college savings program. From July 2000 to July 2005, Ms. Hatzopoulos was a senior executive on the core team responsible for building the online business of Wal-Mart Stores, Inc. Ms. Hatzopoulos holds a degree in computer science and business administration from Stanford University and Carnegie Mellon University.

        James DeVoglaer has served as our Executive Vice President of Information Technology since November 2009. From September 2006 to November 2009, Mr. DeVoglaer served as our Vice President of Information Technology. Prior to joining us, from January 2004 to September 2006, Mr. DeVoglaer served as co-founder of KAIAN Business Solutions, an IT infrastructure integrator and operational process solutions provider. Prior to that, Mr. DeVoglaer served as Vice President, Information Technology for Accent Health, a health education television network, and as General Manager and Director of Technology for Convergent Communications Services, Inc., a leading provider of Enterprise Network Carrier (ENC) services. Mr. DeVoglaer holds a B.S. in computer studies from University of Maryland, University College.

        James Jerome has served as our Executive Vice President of Card Operations since November 2009. Prior to being appointed as Executive Vice President, Mr. Jerome served as a Senior Vice President from August 2008 to November 2009 and a Vice President from April 2008 to August 2008. Prior to joining us, from October 1999 to March 2008, Mr. Jerome served in various capacities with

Euronet Worldwide, Inc., including as an Executive Vice President and Managing Director of its software division. Also, Mr. Jerome served in various capacities with the Electronic Banking Services division of BISYS, Inc. Mr. Jerome holds a degree in business administration from the State University of New York.

        Christopher T. Brown has served as our General Counsel since January 2007 and our Secretary since June 2007. Prior to joining us, from January 2001 to December 2006, Mr. Brown was a partner in the law firm of Baker Botts L.L.P. Mr. Brown holds a J.D. from the University of Iowa College of Law and a Bachelor of Arts degree in political economy from Tulane University.

CORPORATE GOVERNANCE

Board Composition

        We currently have eight directors, each of whom will hold office until his or her successor has been elected and qualified or, if earlier, his or her their death, resignation or removal.

        Our Board of Directors is divided into three classes, with members of each class serving for staggered three-year terms. Our Board of Directors consists of the following:

  •
  three class I directors (Messrs. Adams, Henry and Vogel), whose initial terms will expire, and who have been nominated by our Board of Directors for re-election, at the Annual Meeting;

  •
  three class II directors (Messrs. Castaldi, McCullough and Schley), whose initial terms will expire at the Annual Meeting of Stockholders in 2012; and

  •
  two class III directors (Ms. Lamont and Mr. Rodriguez), whose initial terms will expire at the Annual Meeting of Stockholders in 2013.

        Upon the expiration of the term of a class of directors, directors for that class will be elected for three-year terms at the Annual Meeting of Stockholders in the year in which such term expires. In addition, the authorized number of directors may be changed by resolution duly adopted by at least a majority of our entire Board of Directors. Any increase or decrease in the number of directors will be distributed among the three classes so that, to the extent possible, each class will consist of one-third of the directors. Our classified Board of Directors could have the effect of making it more difficult for a third party to acquire control of us. We do not currently have a Chairman of the Board of Directors.

Nomination Process, Director Candidate Selection and Qualifications

        The Nominating and Corporate Governance Committee (the "Nominating Committee") is responsible for identifying, screening and recommending director candidates to the Board of Directors for nomination by the Board of Directors. The Nominating Committee may consider director candidates from numerous sources, including stockholders, directors and officers. The Board of Directors is responsible for nominating directors for election by the stockholders and filling any vacancies on the Board of Directors that may occur.

Qualifications and Diversity

        The Board of Directors does not have a formal policy with respect to diversity on the Board of Directors and does not narrowly define diversity to gender and race. We look at the breadth of experience, background and viewpoints of each candidate. In its assessment of each candidate, the Nominating Committee considers, among other things, the business judgment of the nominee as demonstrated by operational business experience, the nominee's familiarity with the perspectives of underbanked U.S. consumers of diverse race, religion, national origin and economic status, the number of boards of directors on which that the nominee has served or currently serves and the nominee's availability to devote the time and other requirements of attentive participation in the Board of

Directors' deliberations and applicable committee assignments, whether such person would be independent, and the integrity, honesty and reputation of each candidate.

Nomination Process

        If a candidate is recommended by the Nominating Committee, he or she may then be interviewed by other current members of the Board of Directors. If appropriate, a candidate may also be interviewed by other members of the Company's executive management. The full Board of Directors will approve all final nominations after considering the recommendations of the Nominating Committee.

        With regard to the incumbent directors whose terms are set to expire, the Nominating Committee reviewed each director's expertise, qualifications, attributes and skills, his or her overall service during the director's term, including the number of meetings attended, his or her level of participation, the quality of his or her performance and whether he or she meets the independence standards set forth under applicable laws, regulations and the Nasdaq Stock Market LLC ("NASDAQ") listing standards. Each nominee for re-election as a director must consent, and has consented, to stand for re-election and all incumbent directors nominated for election have agreed to stand for re-election.

Stockholder Nomination Procedures

        In accordance with Section 3.5 of our Bylaws, stockholders who wish to have their nominees considered by the Nominating Committee for election to the Board of Directors must submit such nomination to our Secretary for receipt not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders. Pursuant to our Bylaws, the notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination, including information sufficient to allow the independent directors to determine if the candidate meets the criteria for Board of Directors membership. We may also require that the proposed nominee furnish additional information in order to determine that person's eligibility to serve as a director. Candidates recommended by stockholders will be evaluated on the same basis as candidates recommended by our directors, executive officers, third-party search firms or other sources. A nomination that does not comply with the above procedure will be disregarded. Stockholders should submit their nominations in writing to the Chairman, Nominating and Corporate Governance Committee, in care of the Secretary, NetSpend Holdings, Inc., 701 Brazos Street, Suite 1300, Austin, Texas 78701.

Director Qualifications

        Each member of the Board of Directors of the Company, including the nominees for election this year, brings a wide variety of expertise, qualifications, attributes and skills to the Board of Directors. Set forth below are the specific expertise, qualifications, attributes and skills that each member of our Board of Directors, including the current nominees standing for re-election at the Annual Meeting, brings to our Board of Directors which have led the Board of Directors to conclude that such member should serve on our Board of Directors.

        Andrew W. Adams has served on our Board of Directors since January 2010. Mr. Adams is a representative of our largest shareholder, Oak Investment Partners. Mr. Adams brings considerable expertise, qualifications, attributes and skills in the private equity, finance, technology, and corporate governance areas. He represents the unique perspective of our largest stockholder on matters considered by the Board of Directors. His work with Oak Investment Partners has given Mr. Adams experience in providing financial and strategic advice to other portfolio companies and a significant network of contacts that are valuable to the Company.

        Daniel R. Henry has served as our Chief Executive Officer since February 2008 and a member of the Board of Directors since June 2007. As our Chief Executive Officer, Mr. Henry brings a unique familiarity with the Company's day-to-day operations to his role as a member of the Board of Directors. Mr. Henry also has significant experience in the payments industry, having co-founded Euronet Worldwide, Inc., a NASDAQ-listed global provider of electronic payment and transaction processing solutions for financial institutions, retailers, service providers and individual consumers. Through his prior work with Euronet and his service as our Chief Executive Officer, Mr. Henry has developed an extensive network of contacts throughout the payments industry.

        Stephen A. Vogel has served on our Board of Directors since February 2011. Mr. Vogel was added to the Board of Directors primarily for his experience with the underbanked segment of the financial services market. Mr. Vogel currently serves as Chief Executive Officer of Grameen America, Inc., a not-for-profit company focused on providing micro-loans that financially empower lower-income entrepreneurs. His role with Grameen has given him unique insight into the traits, characteristics and desires of underbanked consumers. He also brings to the Company a strong background in finance and operating matters developed throughout his career, including at Grameen.

        Thomas A. McCullough has served on our Board of Directors since October 2008. Mr. McCullough has significant experience in the financial services industry, most recently as Executive Vice President and Chief Operating Officer of DST Systems, Inc., a major provider of processing services to the financial services and health care industries, and extensive experience as an executive responsible for the active supervision of principal financial officers and other senior executive roles, as both a Chief Executive Officer and Chief Operating Officer. Mr. McCullough also brings a strong background in corporate governance to our Board of Directors. Mr. McCullough's corporate governance experience has been developed over many years of service on a number of corporate boards of directors, including Boston Financial Data Services, DST Systems, BlueCross BlueShield of Kansas City, Country Club Bank, PBI Gordon, Inc. and Balance Innovations LLC.

        Daniel M. Schley has served on our Board of Directors since June 2004. Mr. Schley has a strong operational and finance background, which includes a six-year term as Chief Executive Officer of Foundation Source, Inc., a provider of back-office technology and services for private foundations, a decade as a private investor at Dolphin Capital, and a variety of successful entrepreneurial endeavors prior to that. Mr. Schley brings a unique independent perspective and strong belief in financial discipline to our Board of Directors.

        Alexander R. Castaldi has served as a member of our Board of Directors since January 2009. Mr. Castaldi, who is a Managing Director of JLL Partners, joined our Board of Directors following our acquisition of Skylight Holdings. Mr. Castaldi has significant experience with financial and operational matters, from his service as a Chief Financial Officer and his oversight of investments by JLL Partners in financial services and other businesses. Mr. Castaldi represents the unique perspective of our second largest stockholder, JLL Partners. Mr. Castaldi brings a strong background in corporate governance through his membership on a diverse set of boards of directors, including PGT Industries, Inc., Education Affiliates, Inc., J.G. Wentworth, LLC, C.H.I. Overhead Doors, Inc., Medical Card System, Inc., FC Holdings, Inc and Ross Education, LLC.

        Francisco J. Rodriguez has served as a member of our Board of Directors since July 2008. Mr. Rodriguez also joined our Board of Directors following our acquisition of Skylight Holdings. Mr. Rodriguez has managed multiple investments in portfolio companies by JLL Partners, which he joined in 1995. Mr. Rodriguez brings a depth of experience, insight and analytical skills to our Board of Directors from his years of experience as an institutional investor in a variety of industries, including banking, financial services, and payments. Mr. Rodriguez also has strong relationships with financing sources and many of our largest institutional stockholders, and provides valuable strategic guidance to the Company.

        Ann Huntress Lamont has served as a member of our Board of Directors since June 2004. Along with Mr. Schley, Ms. Lamont is the longest tenured director on our Board of Directors, and brings a unique historical perspective on the Company and its growth over the years. Ms. Lamont has overseen numerous investments by our largest stockholder, Oak Investment Partners, over the course of her almost three decades of service to Oak. Ms. Lamont brings a depth of experience and judgment to our Board of Directors, stemming from her work in venture capital since 1984 in a wide array of high-growth businesses, including many in the financial services, payments, and technology industries. She is widely respected in the investment community and provides valuable strategic guidance to the Company.

Independent Directors

        Ms. Lamont and Messrs. McCullough, Schley, Adams and Vogel have been determined by the Board of Directors to qualify as "independent" in accordance with the published listing requirements of the NASDAQ. The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by the NASDAQ rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        In addition, each member of the Audit Committee of our Board of Directors, other than Mr. Castaldi, qualifies as "independent" under special standards established by the Securities and Exchange Commission ("SEC") for members of audit committees. The Audit Committee includes at least one member who is determined by our Board of Directors to meet the qualifications of an "audit committee financial expert" in accordance with SEC rules; including that the person meets the relevant definition of an "independent" director. Mr. McCullough is the independent director who has been determined to be the audit committee financial expert, based on the Board of Directors' qualitative assessment of Mr. McCullough's level of knowledge, experience (as described above in his biographical statement) and formal education. The designation does not impose on Mr. McCullough any duties, obligations or liabilities that are greater than those generally imposed on him as a member of the Audit Committee and the Board of Directors, and McCullough's designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board of Directors.

Meetings and Committees of Directors

        During the fiscal year ended December 31, 2010, the Board of Directors held 16 meetings (including regularly scheduled and special meetings). During 2010, average attendance by incumbent directors was 99% at full Board of Directors meetings and no director attended fewer than 75% of these meetings. During 2010, average attendance by incumbent directors was 94% at applicable committee meetings and no incumbent committee member attended fewer than 75% of these meetings.

        Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each of which operates pursuant to a charter adopted by our Board of Directors.

Audit Committee

        The Audit Committee is a standing committee of the Board of Directors and currently consists of Messrs. McCullough, Adams, Castaldi and Vogel. Messrs. McCullough, Adams and Vogel are non-employee directors and "independent". Mr. Castaldi will resign from the committee or be replaced by another "independent" director prior to the one year anniversary date of our initial public offering, in compliance with the phase out period provided by the applicable NASDAQ rules. Mr. McCullough serves as the chairman of the Audit Committee. The functions of the Audit Committee include appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm; pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm; reviewing the overall audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements; reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us; coordinating the oversight and reviewing the adequacy of our internal control over financial reporting; establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the Audit Committee's review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K; preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement; reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and reviewing quarterly earnings releases and scripts. The Audit Committee held nine meetings during the fiscal year ended December 31, 2010.

        The Audit Committee operates under a written charter adopted by the Board of Directors that is annually reviewed and approved by the Audit Committee. The charter is posted on our website at http://www.netspend.com in the "Corporate Governance" area of the "Investor Relations" section. The Report of the Audit Committee for fiscal year 2010 is included in this Proxy Statement on page 48.

Compensation Committee

        The Compensation Committee is a standing committee of the Board of Directors and currently consists of Ms. Lamont and Messrs. McCullough, Schley and Rodriguez. Ms. Lamont and Mr. Schley are non-employee directors and "independent". Mr. Rodriguez will resign from the committee or be replaced by another "independent" director prior to the one year anniversary date of our initial public offering, in compliance with the phase out period provided by the applicable NASDAQ rules. Mr. Schley serves as the chairman of the Compensation Committee. The Compensation Committee's responsibilities include: annually reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer; evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and determining the compensation of our Chief Executive Officer; reviewing and approving the compensation of our other executive officers; reviewing and establishing our overall management compensation, philosophy and policy; overseeing and administering our compensation, welfare, benefit and pension and similar plans; reviewing and approving our policies and procedures for the grant of equity-based awards; reviewing and making recommendations to the Board of Directors with respect to non-employee director compensation; and reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K. The Compensation Committee held two meetings during the fiscal year ended December 31, 2010.

        The Compensation Committee currently operates under a written charter adopted and approved by the Board of Directors that is annually reviewed and approved by the Compensation Committee. The charter is posted on our website at http://www.netspend.com in the "Corporate Governance" area of the "Investor Relations" section. The Report of the Compensation Committee for fiscal year 2010 is included in this Proxy Statement on page 41.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee is a standing committee of the Board of Directors and currently consists of Messrs. McCullough, Vogel and Schley, all of whom are non-employee directors and "independent". Mr. Vogel serves as the chairman of the Nominating Committee. The Nominating Committee's responsibilities include searching for, identifying, evaluating the qualifications of and recommending to the Board of Directors qualified director candidates, including nominees recommended by stockholders; recommending committee assignments in accordance with the membership requirements specified in the charter of each committee; developing and recommending to the Board of Directors standards and processes for determining the independence of directors that meet the rules and requirements of NASDAQ and applicable laws and regulations; developing and recommending to the Board of Directors a code of business conduct and ethics and a set of corporate governance guidelines; developing a mechanism by which violations of the code of business conduct and ethics can be reported in a confidential manner; and overseeing the evaluation of the Board of Directors and management. The Nominating Committee held four meetings during the fiscal year ended December 31, 2010.

        The Nominating Committee currently operates under a written charter adopted and approved by the Board of Directors that is annually reviewed and approved by the Nominating Committee. The charter is posted on our website at http://www.netspend.com in the "Corporate Governance" area of the "Investor Relations" section.

Compensation Committee Interlocks and Insider Participation

        No member of our Compensation Committee serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. No member of our Compensation Committee has ever been an officer or employee of ours. There are no family relationships among any of our directors or executive officers.

Code of Business Conduct and Ethics

        We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our code of business conduct and ethics is available on our website at http://www.netspend.com, under the "Investor Relations" section. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website.

Board Leadership Structure and Board of Directors' Role in Risk Oversight

        NetSpend does not currently have a Chairman of the Board, and, therefore, has not implemented a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board. NetSpend has, however, designated Mr. Schley as lead independent director. In his capacity as lead independent director, Mr. Schley (a) presides at all meetings of the Board of Directors, including executive sessions of the independent directors; (b) serves as a liaison between the Chief Executive Officer and the independent directors; (c) provides advice regarding information sent to the Board of Directors; (d) approves meeting schedules to assure that there is sufficient time for discussion of all agenda items; and (e) if requested by major stockholders, ensures that he is available for consultation and direct communications. The Board of Directors thinks this leadership structure effectively serves the best interests of NetSpend and its stockholders because it provides our Company with strong, balanced and consistent leadership.

        The Board of Directors is generally responsible for risk oversight. Management has implemented internal processes to identify and evaluate the risks inherent in the Company's business and to assess the mitigation of those risks. Management reports either to the Audit Committee or the entire Board of Directors, depending on the type of risk involved, regarding risks and the mitigation strategies planned or in place to address such risks.

Accounting and Auditing Concerns

        The Audit Committee has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We also maintain a confidential hotline by which employees can communicate concerns or complaints regarding these matters.

Stockholder Communication with the Board of Directors

        Stockholders may communicate with the Board of Directors by submitting their communications in writing, addressed to the entire Board of Directors or, at the election of the stockholder, to one or more specific directors, in care of the Secretary, NetSpend Holdings, Inc., 701 Brazos Street, Suite 1300, Austin, Texas 78701.

TRANSACTIONS WITH RELATED PERSONS

        Transactions with related persons are reviewed, approved or ratified by our Audit Committee, in accordance with our Audit Committee charter.

        Our code of business conduct and ethics provides that directors, officers, and employees must avoid situations that involve, or could appear to involve, "conflicts of interest" with regard to the Company's interest. Exceptions may only be made after review of fully disclosed information and approval of specific or general categories by senior management (in the case of employees) or the Board of Directors (in the case of officers or directors). Any employee, officer or director who becomes aware of a conflict or potential conflict of interest should bring the matter to the attention of a supervisor or other appropriate personnel.

        Each year we require all our directors, nominees for director and executive officers to complete and sign a questionnaire in connection with the solicitation of proxies for use at our annual meeting of stockholders. The purpose of the questionnaire is to obtain information, including information regarding transactions with related persons, for inclusion in our Proxy Statement or Annual Report on Form 10-K to be filed with the SEC.

        In addition, we annually review SEC filings made by beneficial owners of more than five percent of any class of our voting securities to determine whether information relating to transactions with such persons needs to be included in our Proxy Statement or Annual Report on Form 10-K to be filed with the SEC.

        Based on these reviews, our Board of Directors has determined that the transactions described below are the only transactions during the fiscal year ended December 31, 2010 with related persons which would require disclosure under Item 404 of Regulation S-K. All of the transactions set forth below were approved or ratified by a majority of our Board of Directors or by our Audit Committee.

        JLL Partners Fund IV, LP and JLL Partners Fund V, LP ("JLL") own more than five percent of our outstanding Common Stock. JLL also owns approximately 97% of ACE Cash Express ("ACE"), which is one of our largest distributors. In addition, two of our directors, Francisco Rodriguez and Alexander Castaldi, are managing directors of JLL Partners, Inc., an affiliate of JLL, and limited partners of the general partnerships that control JLL. For the year ended December 31, 2010, we incurred expenses from transactions with ACE of $31.0 million. For the year ended December 31, 2010, we recorded revenues from transactions with ACE of $4.4 million. As of December 31, 2010, approximately $2.8 million was payable to ACE.

        Oak Investment Partners X, LP and Oak X Affiliates Fund, LP ("Oak") own in excess of 10% of Sutherland Global Services, Inc. ("Sutherland"), which is one of our external customer service providers. Oak is a beneficial owner of more than five percent of our outstanding Common Stock. In addition, one of our directors, Ann Lamont, is a managing member of Oak, and another one of our directors, Andrew Adams, is an officer of Oak Management Corporation, an affiliate of Oak. For the fiscal year ended December 31, 2010, we incurred expenses from transactions with Sutherland of $7.4 million. As of December 31, 2010, approximately $0.6 million was payable to Sutherland.

        Oak owns in excess of 10% of Vesta Corporation ("Vesta"), one of the Company's vendors that provides client-branded electronic payment solutions. Oak is a beneficial owner of more than five percent of the Company's outstanding Common Stock. The Company earned revenues from transactions with Vesta of $0.2 million during the fiscal year ended December 31, 2010. Additionally, the Company incurred expenses from transactions with Vesta of $0.2 million during the fiscal year ended December 31, 2010.

        During the fiscal year ended December 31, 2010, we reimbursed our current Chief Executive Officer, Mr. Henry, for expenses incurred by Mr. Henry in connection with his use of an airplane owned by Birardi Investments, LLC, a company that is 50% owned by Mr. Henry. Mr. Henry used the airplane for business purposes. For the fiscal year ended December 31, 2010, we incurred expenses of approximately $0.2 million in connection with Mr. Henry's use of the airplane.

COMPENSATION DISCUSSION AND ANALYSIS

        We provide what we believe is a competitive total compensation package to our executive management team through a combination of base salary, annual cash bonus awards, a long-term equity incentive compensation plan and broad-based benefits programs.

        We place significant emphasis on pay for performance-based incentive compensation programs, which make payments when certain Company goals are achieved. This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices, with respect to our Chief Executive Officer, Chief Financial Officer, and our other three most highly-compensated executive officers, collectively referred to as the "named executive officers".

The Objectives of our Executive Compensation Program

        Our Compensation Committee is responsible for establishing and administering our policies governing the compensation of our executive officers. Our executive officers are elected by our Board of Directors. The Compensation Committee is composed entirely of non-employee directors. See "Corporate Governance—Meetings and Committees of Directors—Compensation Committee." Our executive compensation programs are designed to achieve the following objectives:

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  Attract and retain talented and experienced executives in the highly competitive and dynamic payments industry;

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  Motivate and reward executives whose knowledge, skills and performance are critical to our success;

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  Align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value and rewarding executive officers when stockholder value increases;

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  Provide a competitive compensation package which is weighted heavily towards pay for performance, and in which total compensation is primarily determined by Company and individual results and the creation of stockholder value;

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  Ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

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  Foster a shared commitment among executives by coordinating the Company's goals with the executives' individual goals; and

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  Compensate our executives to manage our business to meet our long-range objectives.

Our Compensation Practices

        The Compensation Committee meets outside the presence of all of our executive officers, including the named executive officers, to consider appropriate compensation for our Chief Executive Officer, or CEO. For all other named executive officers, the Compensation Committee typically meets outside the presence of all executive officers except our CEO, who excuses himself when the Compensation Committee discusses his compensation. Mr. Henry, our CEO, annually reviews each other named executive officer's performance with the Compensation Committee and makes recommendations to the Compensation Committee with respect to the appropriate base salary, annual cash bonus and the grants of long-term equity incentive awards for all executive officers, excluding himself. Based in part on these recommendations from our CEO and other considerations discussed below, the Compensation Committee approves the annual compensation package of our executive officers other than our CEO. The Compensation Committee also annually analyzes our CEO's performance and determines his base salary, annual cash bonus and long-term equity incentive awards based on its assessment of his performance. The annual performance reviews of our executive officers are considered by the Compensation Committee when making decisions on setting base salary, cash bonus award and grants of long-term equity incentive awards. When making decisions on setting base salary, cash bonus award and initial grants of long-term equity incentive awards for new executive officers, the Compensation Committee considers the importance of the position to us, the past salary history of the executive officer and the contributions to be made by the executive officer to us.

        We use the following principles to guide our decisions regarding executive compensation:

Provide compensation opportunities that are competitive in the marketplace.

        To attract and retain executives with the ability and the experience necessary to lead us and deliver strong performance to our stockholders, we strive to provide a total compensation package that is competitive with total compensation provided by other private and public companies in our industry.

        Although we do not specifically benchmark our compensation levels against a defined peer group, we do consider competitive market pay data important to our compensation decisions. We gather competitive market compensation information from a number of sources:

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  Data in proxy statements and other filings from public financial services companies that we believe are comparable to us based on revenue and market capitalization;

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  Surveys of comparably sized public and private companies; and

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  Reviews of posted salaries on executive search sites.

        We utilize this data in assessing the competitiveness of our compensation packages. Our goal is to ensure that our executives are compensated at levels commensurate to what they could achieve at other similarly situated companies in our industry. For each executive officer, we consider competitive compensation data in concert with:

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  Our business need for the executive officer's skills;

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  The contributions that the executive officer has made or we believe will make to our success;

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  The transferability of the executive officer's managerial skills to other potential employers;

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  The relevance of the executive officer's experience to other potential employers, particularly in the payments industry; and

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  The readiness of the executive officer to assume a more significant role with another potential employer.

Require performance goals to be achieved in order for the majority of the target pay levels to be earned.

        Our executive compensation program emphasizes pay for performance. Performance is measured based on achievement of Company performance goals established by our Board of Directors relative to our Board of Directors-approved annual business plan. The goals for our Company and individual measures are established so that target attainment is not assured. The attainment of payment for performance at target or above will require strong Company performance and significant effort on the part of our executives.

Offer the same comprehensive benefits package to all full-time employees.

        We provide a competitive benefits package to all full-time employees which includes health and welfare benefits, such as medical, dental, vision care, disability insurance, life insurance benefits, and a 401(k) savings plan. We have no structured executive perquisite benefits (e.g., club memberships or company vehicles) for any executive officer, including the named executive officers.

Provide fair and equitable compensation.

        We provide a total compensation program that we believe will be perceived by both our executive officers and our stockholders as fair and equitable. In addition to conducting analyses of market pay levels and considering individual circumstances related to each executive officer, we also consider the pay of each executive officer relative to each other executive officer and relative to other members of our management team. We have designed the total compensation programs to be consistent for our executive management team.

Compensation Consultant

        In late 2010, the Compensation Committee retained Deloitte Consulting LLP ("Deloitte") as its independent compensation consultant to conduct a supplemental compensation review, to benchmark officer compensation against a peer group and to provide guidance to the Compensation Committee on its compensation practices, particularly long-term incentive compensation, for the named executive officers and other employees. Deloitte did not bill the Company for any fees during the fiscal year ended December 31, 2010.

 Components of our Executive Compensation Programs

        Overall, our executive compensation programs are designed to be consistent with the objectives and principles set forth above. The basic elements of our executive compensation programs are summarized in the table below, followed by a more detailed discussion of each compensation program.

Element	Characteristics	Purpose
Base salary	Fixed annual cash compensation; all executives are eligible for periodic increases in base salary based on performance.	Keep our annual compensation competitive with the market for skills and experience necessary to meet the requirements of the executive's role with us.
Annual cash bonus awards	Performance-based annual cash incentive earned based on Company performance against target performance levels.

Motivate and reward for the achievement and over-performance of our critical financial and strategic goals. Amounts earned for achievement of target performance levels based on our annual budget are designed to provide a market-competitive pay package; potential for greater amounts are intended to motivate participants to achieve or exceed our financial performance goals and not to reward if performance goals are not met.

Long-term equity incentive plan awards (stock options and restricted stock)	Performance-based equity award which has value to the extent our Common Stock price increases over time; targeted at the median market pay level and/or competitive practices at peer companies.

Align interest of management with stockholders; motivate and reward management to increase the stockholder value of the Company over the long term. Vesting based on continued employment will facilitate retention; vesting based on performance metrics further aligns interest of management with stockholders; provides change in control protection.

Retirement savings opportunities	Tax-deferred plan in which all employees can choose to defer compensation for retirement and a plan in which certain executives can choose to defer compensation on a basis that is not tax-qualified.	Provide employees the opportunity to save for their retirement. Account balances are affected by contributions and investment decisions made by the employee.

Element	Characteristics	Purpose
Health & welfare benefits	Comparable health & welfare benefits (medical, dental, vision, disability insurance and life insurance) are available for all full-time employees.	Provides benefits to meet the health and welfare needs of employees and their families.

        All pay elements are cash-based except for the long-term equity incentive program, which is an equity-based award. We consider market pay practices and practices of peer companies in determining the amounts to be paid, what components should be paid in cash versus equity, and how much of a named executive officer's compensation should be short-term versus long-term.

        In general, compensation or amounts realized by executives from prior compensation from us, such as gains from previously awarded stock options or options awards, are not taken into account in setting other elements of compensation, such as base pay, annual cash bonus awards, or awards of stock options under our long-term equity incentive program. With respect to new executive officers, we take into account their prior base salary and annual cash incentive, as well as the contribution expected to be made by the new executive officer, the business needs and the role of the executive officer with us. We believe that our executive officers should be fairly compensated each year relative to market pay levels and internal equity among executive officers. Moreover, we believe that our long-term incentive compensation program furthers our significant emphasis on pay for performance compensation.

        To attract and retain executives with the ability and the experience necessary to lead us and deliver strong performance to our stockholders, we provide a competitive total compensation package. Total compensation is broken into three main categories:

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  base salary;

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  performance-based cash bonus awards; and

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  long-term incentive equity-based awards.

Base Salary

        We review on an annual basis salary ranges and individual salaries for our executive officers. We establish the base salary for each executive officer based on a review of market pay levels as well as internal factors, such as the individual's performance and experience, and the pay of others on the executive team. We believe competitive base salary is necessary to attract and retain an executive management team with the appropriate abilities and experience required to lead us. In 2010, base salary accounted for approximately 3% - 34% of the total compensation of our named executive officers.

        The base salaries paid to our named executive officers are set forth below in the Summary Compensation Table. See "—Summary of Compensation." We believe that the base salary paid to our executive officers during 2010 achieves our executive compensation objectives, compares favorably to the base salaries paid by other financial services companies and is consistent with our emphasis on pay for performance.

Cash Incentive Awards

        On an annual basis, our Board of Directors upon the recommendation of the Compensation Committee adopts an executive bonus program. The executive bonus program provides a financial incentive to executive employees, vice president level and above, to drive long-term growth and recurring profitability for the Company. In order to be eligible for a bonus award under the plan, each eligible executive must have received a minimum individual performance rating by his or her direct supervisor (or, in the case of the Chief Executive Officer, by the Board of Directors) and must be employed by the Company at the time of payout. If the executive's employment began after January 1 of the current plan year his or her potential bonus will be prorated over a 12-month period of time.

        Under our annual executive bonus program, each executive is assigned a target bonus level expressed as a percentage of base salary. For 2010, the target bonus levels for our executives ranged from 100% for our CEO to 15% for our director-level executives. The target bonus levels in 2010 for our named executive officers were as follows:

Officer	Target Bonus
Chief Executive Officer	100% of Base Salary
Chief Financial Officer	70% of Base Salary
President	70% of Base Salary
Executive Vice President of Online Business Development	70% of Base Salary
Executive Vice President, Sales and Distribution	70% of Base Salary

        Payout of the target level bonus is conditioned upon the Company achieving the corporate performance objectives set by the Board of Directors for each annual period. We have historically used only one financial performance metric, earnings before interest, taxes, depreciation and amortization, adjusted for stock-based compensation and non-recurring gains and losses, or Adjusted EBITDA, to determine whether our executives are entitled to their target bonus. We have chosen Adjusted EBITDA as the single performance metric because we believe it appropriately emphasizes creating long-term stockholder value through both top line revenue growth as well as profitability. We believe that basing payment of the bonuses on Adjusted EBITDA targets creates incentives for the executive officers to grow the Company's customers and revenue while at the same time ensuring that the Company maintains strict cost control and the Company's growth is profitable. Under the executive bonus program, our Board of Directors has the power to determine Adjusted EBITDA in its sole discretion and make adjustments up or down to reflect restructurings, extraordinary or non-recurring items, discontinued operations and cumulative effects of accounting changes. Adjusted EBITDA is calculated by our Board of Directors after giving effect to the earnings expense associated with the annual bonus payments. For 2010, the executive bonus program also included a condition that the Company must have 500,000 direct deposit accounts, on a 30-day active account basis, as of the end of the calendar year in order for executives to qualify for payout at the maximum level.

        In addition to setting a target Adjusted EBITDA at which the executives will receive their target bonus payouts, the Board of Directors also sets a minimum Adjusted EBITDA threshold, below which the executives will receive no payout, and a maximum Adjusted EBITDA target, at or above which the executives may receive more than their target bonuses. Depending upon whether the Company falls short of, meets or exceeds the target Adjusted EBITDA set by the Board of Directors under the executive bonus program, executives can earn more or less than their target bonus amounts. For 2010, target Adjusted EBITDA was $55.0 million and the potential bonus payouts under various scenarios were as follows:

Adjusted EBITDA Performance	Adjusted EBITDA Target	Corporate Goal	Cash Bonus Payout
Below Threshold	Less than $49.5 million	n/a	No payout
Between Threshold and Target	$49.5 million - $55.0 million	n/a	50% of target bonus
Between Target and Maximum	$55.0 million - $66.0 million	n/a	100% of target bonus
At or above Maximum	At or above $66.0 million	At least 500,000 direct deposit accounts	150% of target bonus

        Annual cash incentive awards are determined at year-end based upon our performance against the Board of Directors-approved annual Adjusted EBITDA target and corporate goals. Our Compensation Committee reviews and recommends the final bonus payout amounts and our Board of Directors approves the amounts before they are paid. Our Compensation Committee and our Board of Directors may modify or terminate the annual executive bonus program at any time.

        The cash bonuses paid to our named executive officers are set forth below in the Summary Compensation Table. See "—Summary of Compensation." We believe that the cash bonuses paid to our executive officers during 2010 achieve our executive compensation objectives, compare favorably to the cash bonuses paid by other financial services companies and are consistent with our emphasis on pay for performance.

Long-term Equity Incentive Compensation

        We award long-term equity incentive grants to executive officers, including the named executive officers, as part of our total compensation package. These awards are consistent with our pay for performance principles and align the interests of the executive officers with the interests of our stockholders. The Compensation Committee reviews and recommends to the Board of Directors the amount of each award to be granted to each named executive officer and the Board of Directors approves each award. Long-term equity incentive awards are made pursuant to our 2004 Plan.

        Our long-term equity incentive compensation has historically been exclusively in the form of options to acquire our Common Stock. The value of the stock options awarded is dependent upon the performance of our Common Stock. The Compensation Committee and management believe that, given the Company's stage of development, stock options are the appropriate primary vehicle to provide long-term incentive compensation to our executive officers. We also awarded our executive officers, including our named executive officers, restricted stock grants as part of the 2010 executive bonus program. The value of the restricted stock awards represents a relatively small percentage of the total value of the equity awards made to our executive officers in 2010. Other types of long-term equity incentive awards may be considered in the future as a market for our Common Stock develops and our business strategy evolves.

        Our long-term equity incentive grants to executive officers generally fall into four categories: standard time-based option awards, performance-based option awards, event-based option awards and restricted stock awards.

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  Time-based stock option awards are earned on the basis of continued service to us and generally vest over four years, with one fourth vesting one year after the vesting measurement date and one fourth vesting on each of the next three anniversary dates of the vesting measurement date.

  •
  Performance-based stock option awards are earned on the basis of two conditions: a performance-based vesting condition and, to the extent the performance-based condition is met, a time-based vesting condition in which one fourth vests each year following the date of grant if the executive remains continuously employed through the applicable vesting date. The performance-based vesting condition is generally achieved upon one of the following events: a change in control (as defined in the 2004 Plan) prior to a certain date; a change in control where certain equity value targets are met; an initial public offering where certain equity value targets are achieved following the initial public offering; or achievement of a certain level of Adjusted EBITDA. In the event a change in control has not occurred on or prior to the sixth anniversary of the vesting measurement date, the option will become 100% vested on the sixth anniversary of the vesting measurement date subject to continued employment through such date.

  •
  Event-based stock option awards are earned in two tranches: 67% of the option award vests in equal annual installments on each of the first four anniversaries of the vesting measurement date and 33% of the option award vests upon the earlier of a change in control of the Company or the second anniversary of the closing of an initial public offering (the Company's initial public offering closed on October 22, 2010), in each case subject to continued employment through the applicable vesting date.

  •
  Restricted stock awards are issued to the participant on the date of grant, subject to forfeiture if the participant's employment does not continue through the applicable vesting date. The restricted stock awards generally vest upon the earliest to occur of: the third anniversary of the date of grant; the participant's termination by the Company without cause (provided that vesting in this scenario is prorated based on the number of days from the grant date through the date of termination); the date that is six months following an initial public offering (the Company's initial public offering closed on October 22, 2010); and a change in control (as defined in the 2004 Plan).

See "—Employment Agreements, Severance Benefits and Change in Control Provisions" for a discussion of the change in control provisions related to stock options and restricted stock awards.

        Stock option awards provide our executive officers with the right to purchase shares of our Common Stock at a fixed exercise price for a period of up to ten years under our 2004 Plan. The exercise price of each stock option granted prior to the Company's initial public offering, with the exception of a July 2010 grant to our President with an exercise price based upon a negotiated employment agreement, is based on the fair market value of our Common Stock on the grant date as determined by our Board of Directors. All options will continue to be granted with an exercise price equal to the fair market value of our Common Stock on the date of grant, but fair market value will be defined as the closing market price of a share of our Common Stock on the date of grant.

        Our named executive officers and certain other employees receive an initial grant of stock options which is generally granted at the next Board of Directors meeting following the date which their employment commences. Thereafter, individual determinations are made with respect to the number of stock options or restricted stock awards granted to executive officers. In making these determinations, we consider our performance relative to the financial and strategic objectives set forth in the annual business plan, the previous year's individual performance of each executive officer, each executive officer's base salary and target bonus amount and the market pay levels for the executive officer.

        Generally, we do not consider an executive officer's stock holdings or previous stock option grants in determining the number of stock options or restricted stock awards to be granted. We believe that our executive officers should be fairly compensated each year relative to market pay levels of our peer group and relative to our other executive officers. Moreover, we believe that our long-term incentive compensation program furthers our significant emphasis on pay for performance compensation. We do not have any requirement that executive officers hold a specific amount of our Common Stock or stock options.

        Although the Compensation Committee is the plan administrator for our 2004 Plan, all awards of stock options and restricted stock under the 2004 Plan are recommended by the Compensation Committee and approved by our Board of Directors.

        For accounting purposes, we apply the guidance in Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, to record compensation expense for our stock option grants. ASC Topic 718 is used to develop the assumptions necessary and the model appropriate to value the awards as well as the timing of the expense recognition over the requisite service period, generally the vesting period, of the award.

 Other Benefits

Retirement savings opportunities

        All of our employees, subject to certain age and length of service requirements, may participate in the NetSpend Corporation 401(k) Plan (the "401(k) Plan"). Generally, each employee may make pre-tax contributions of up to 100% of their eligible earnings up to the current Internal Revenue Service annual pre-tax contribution limits. We provide this plan to help employees save some amount of their cash compensation for retirement in a tax efficient manner. We also make matching contributions equal to 100% of the first 3% of the eligible earnings that an employee contributes to the 401(k) Plan and 50% of the next 2% of the eligible earnings that an employee contributes. We also have the ability to make certain discretionary contributions under the 401(k) Plan. See "—Employee Benefit Plans—401(k) Plan" below for a complete description of the 401(k) Plan.

        In mid-2009, we adopted the NetSpend Holdings, Inc. Deferred Compensation Plan (the "Deferred Compensation Plan"). The purpose of the plan is to attract and retain key employees by providing eligible participants with an opportunity to defer receipt of a portion of their salary, bonus and other specified compensation. We do not match any contributions made by eligible employees to the Deferred Compensation Plan but we do have the ability to make discretionary contributions to the Deferred Compensation Plan which may be credited to any participant. Mr. Henry was the only one of our named executive officers to participate in the Deferred Compensation Plan in 2010. See "—Employee Benefit Plans—Deferred Compensation Plan" below for a complete description of the Deferred Compensation Plan.

Health and welfare benefits

        All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance.

Stock Ownership Guidelines

        Stock ownership guidelines have not been implemented by the Compensation Committee for our executive officers. Prior to our initial public offering, the market for our stock was limited. We have chosen not to require stock ownership given the limited market for our securities. We will continue to periodically review best practices and re-evaluate our position with respect to stock ownership guidelines.

Tax Deductibility of Executive Compensation

        Limitations on deductibility of compensation may occur under Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), which generally limits the tax deductibility of compensation paid by a public company to its Chief Executive Officer and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive officer. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

 Summary of Compensation

        The following table sets forth certain information with respect to compensation for the years ended December 31, 2008, 2009 and 2010 earned by or paid to our Chief Executive Officer, our principal financial officer, and our three other most highly compensated executive officers, which are referred to as the "named executive officers".

Name and principal position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-equity incentive plan compensation(4)	All other compensation(5)	Total
Daniel R. Henry	2010	401,500	—	—	—	595,147	186,340	1,182,987
Chief Executive	2009	400,000	—	181,924	—	400,000	186,339	1,168,263
Officer	2008	366,667	—	—	7,392,816	187,500	8,519	7,955,502
George W. Gresham(6)	2010	226,827	201,357	—	2,087,000	211,847	4,504	2,731,535
Chief Financial	2009	—	—	—	—	—	—	—
Officer	2008	—	—	—	—	—	—	—
Charles J. Harris(7)	2010	175,000	121,792	2,868,125	1,781,500	151,319	59	5,097,795
President	2009	—	—	—	—	—	—	—
	2008	—	—	—	—	—	—	—
Thomas A. Cregan(8)	2010	293,146	—	—	964,000	305,189	140	1,562,475
Executive Vice	2009	275,000	190,000	50,028	217,000	137,500	140	869,668
President, Sales and	2008	244,722	—	—	638,390	90,000	425	973,537
Distribution
Anh Hatzopoulos(8)	2010	351,500	—	—	1,084,500	364,722	1,312	1,802,034
Executive Vice	2009	312,500	43,750	71,064	217,000	156,250	140	800,704
President of Online	2008	183,333	65,000	—	490,360	63,021	283	801,997
Business Development

(1)
For 2008, this amount represents a discretionary bonus to Ms. Hatzopoulos based on 2008 performance. For 2009, this amount represents a discretionary bonus to Ms. Hatzopoulos based on 2009 performance and a relocation bonus for Mr. Cregan. For 2010, these amounts represent a signing bonus to Mr. Gresham and a relocation bonus to Messrs. Gresham and Harris.

(2)
The amounts in this column represent the grant date fair value of restricted stock awards granted in February 2010 (with the exception of Mr. Harris, whose restricted stock award was granted in July 2010) based on 2009 performance, in each case in accordance with the Financial Accounting Standards Board Accounting Standards Codification ("ASC") Topic 718. Under SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value of restricted stock awards is calculated using the fair market value of the Company's Common Stock on the date of grant, as determined by the Board of Directors. For additional information, see Note 12 to our consolidated financial statements. These amounts do not correspond to the actual value that will be recognized by the executive.

(3)
The amounts in this column represent the grant date fair value of stock option awards granted in 2008, 2009 and 2010, in each case in accordance with ASC Topic 718. Under SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value of stock option awards is calculated using the Binomial Lattice model. For additional information, see Note 12 to our consolidated financial statements. These amounts do not correspond to the actual value that will be recognized by the executive.

(4)
The amounts in this column represent the Executive Bonus Plan awards earned for 2008, 2009 and 2010, respectively. For additional information, please see "—Compensation Discussion and Analysis—Components of our Executive Compensation Programs—Cash Incentive Awards."

(5)
Includes for 2009 matching contributions under the 401(k) Plan and life insurance premiums. For 2009, the Company made matching contributions to Mr. Henry. Mr. Cregan and Ms. Hatzopoulos did not participate in the 401(k) Plan in 2009. For Mr. Henry, these amounts also include dividend equivalents of $176,399 for 2009. For 2010, this includes matching contributions under the 401(k) Plan and life insurance premiums. In 2010, the Company made matching contributions to Mr. Henry, Mr. Gresham and Ms. Hatzopoulos. For Mr. Henry, these amounts also include dividend equivalents of $176,399 for 2010.

(6)
Mr. Gresham became our Chief Financial Officer in May 2010.

(7)
Mr. Harris became our President in July 2010.

(8)
Mr. Cregan and Ms. Hatzopoulos are eligible to receive a special bonus of up to $100,000 and $75,000, respectively, for 2010, based upon their achievement of certain sales goals. The Company expects to determine the amount of this special bonus by the end of April 2011.

 Grants of Plan-Based Awards

        The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2010 to the named executive officers.

						All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
								Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards(1)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards
	Grant Date
Name			Threshold	Target	Maximum
Daniel R. Henry	02/24/10	(2)	$200,000	$400,000	$600,000	48,128	—	—	$181,924
George W. Gresham	05/07/10	(3)	122,500	245,000	367,500		500,000	$3.78	$1,205,000
	10/19/10	(4)					150,000	$11.00	$882,000
Charles J. Harris	07/01/10	(5)	122,500	245,000	367,500	406,250	—	—	$2,868,125
	07/01/10	(6)					350,000	$3.78	$1,781,500
Thomas A. Cregan	02/24/10	(2)	105,000	210,000	315,000	13,235	—	—	$50,028
	04/19/10	(7)					400,000	$3.78	$964,000
Anh Hatzopoulos	02/24/10	(2)	122,500	245,000	367,500	18,800	—	—	$71,064
	04/19/10	(7)					450,000	$3.78	$1,084,500

(1)
The amounts in this column represent the grant date fair value of equity awards granted in 2010, in accordance with ASC Topic 718. Under SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts do not correspond to the actual value that will be recognized by the executive.

(2)
On February 24, 2010, certain key executives of the Company were granted restricted stock awards under the 2004 Plan. These awards were granted by the Board of Directors in connection with the awards under the Executive Bonus Plan for 2009, and represented approximately 45% of the total payout under the Executive Bonus Plan for each such executive. For more information on the Executive Bonus Plan, see "—Compensation Discussion and Analysis—Components of our Executive Compensation Programs—Cash Incentive Awards." The restricted stock awards vest upon the earlier of: (i) February 24, 2013; (ii) the named executive officer's termination by the Company without cause, other than a termination due to disability; (iii) the date that is six months following an initial public offering (the Company's initial public offering closed on October 22, 2010); or (iv) a change in control (as defined below under "—Employment Agreements, Severance Benefits and Change in Control Provisions—Severance Benefits and Change in Control Provisions—Change in Control Payments"), subject to the named executive officer's continued employment through the applicable vesting date or event.

(3)
67% of these stock options vest and may be exercised, in whole or in part, in four equal annual installments on each of May 7, 2011, May 7, 2012, May 7, 2013 and May 7, 2014, subject to Mr. Gresham's continued employment with the Company or an affiliate of the Company through the applicable vesting date. Additionally, in the event of a change in control of the Company, 25% of the time vesting portion of these options will vest immediately, subject to Mr. Gresham's continued employment with the Company or an affiliate of the Company through the date of the change in control. If, in connection with a change in control of the Company, any unvested portion of this award is not being assumed by, or substituted for, new options covering the stock of the successor or purchasing company, or a parent or subsidiary thereof, 100% of such unvested portion of this award will vest upon the consummation of such change in control. Further, if, in connection with or during the 12-month period immediately following the consummation of a change in control of the Company, Mr. Gresham is terminated by the Company or an affiliate of the Company, for any reason other than for (a) cause or (b) disability, or if, during the same 12-month period, Mr. Gresham terminates his employment with the Company or an affiliate of the Company for good reason, 100% of these options or any new options, as applicable, will vest immediately. 33% of these options vest and may be exercised, in whole or in part, upon the earlier to occur of (A) a change in control of the Company, subject to Mr. Gresham's continued employment with the Company or an affiliate of the Company through the closing date of the change in control, or (B) the second anniversary of the closing of the Company's initial public offering, subject to Mr. Gresham's continued employment with the Company or an affiliate of the Company through the second anniversary of the closing of the Company's initial public offering. The Company's initial public offering closed on October 22, 2010.

(4)
These stock options vest and may be exercised, in whole or in part, in four equal installments on each of October 19, 2011, 2012, 2013, and 2014, subject to Mr. Gresham's continued employment with the Company or an affiliate of the Company through the applicable vesting date. Additionally, in the event of a change in control of the Company, 25% of this award will vest immediately, subject to Mr. Gresham's continued employment with the Company or an affiliate of the Company through the date of the change in control. If, in connection with a change in control of the Company, any unvested portion of this award is not being assumed by, or substituted for, new options covering the stock of the successor or purchasing company, or a parent or subsidiary thereof, 100% of such unvested portion of this award will vest upon the consummation of such change in control. Further, if, in connection with or during the 12-month period immediately following the consummation of a change in control of the Company, Mr. Gresham is terminated by the Company or an affiliate of the Company, for any reason other than for (a) cause or (b) disability, or if, during the same 12-month period, Mr. Gresham terminates his employment with the Company or an affiliate of the Company for good reason, 100% of these options or any new options, as applicable, will vest immediately.

(5)
Mr. Harris was granted a restricted stock award as part of his signing package, which vests as to one quarter on each of July 1, 2011, July 1, 2012, July 1, 2013 and July 1, 2014. Additionally, in the event of a change in control (as defined below under "—Employment Agreements, Severance Benefits and Change in Control Provisions—Severance Benefits and Change in Control Provisions—Change in Control Payments"), 50% of the shares of restricted stock will immediately vest, subject to Mr. Harris' continued employment with the Company or an affiliate of the Company through the date of the change in control. Further, in the event that (a) a change in control occurs and (b) during the 12-month period following such change in control, Mr. Harris' employment is terminated by the Company or an affiliate of the Company other than for (i) cause or (ii) disability, or Mr. Harris terminates his employment during such 12-month period for good reason, 100% of the shares of restricted stock will immediately vest.

(6)
These options vest upon the earlier of a change in control (as defined below under "—Employment Agreements, Severance Benefits and Change in Control Provisions—Severance Benefits and Change in Control Provisions—Change in Control Payments") or the second anniversary of the closing of the initial public offering of the Company, in each case subject to continued employment through the applicable vesting date. The initial public offering of the Company closed on October 22, 2010.

(7)
67% of these options vest as to one quarter on each of May 7, 2011, May 7, 2012, May 7, 2013 and May 7, 2014. 33% of these options vest upon the earlier of a change in control of the Company or the second anniversary of the closing of the initial public offering of the Company, in each case subject to the executive's continued employment through the applicable vesting date. The initial public offering of the Company closed on October 22, 2010.

Employment Agreements, Severance Benefits and Change in Control Provisions

        We have entered into management employment agreements with each of our named executive officers. Each of these agreements provides for certain severance payments and some provide for change in control payments. These arrangements were designed to ensure retention of our senior executive team. Details of each named executive officer's employment agreement and severance arrangement, including estimates of amounts payable under certain circumstances if the executive's employment is terminated or we experience a change in control, are described below. Although we believe these arrangements are an important feature to ensure the focus and retention of our executives, our Board of Directors and Compensation Committee do not consider them to be material factors in the determination of the executives' overall compensation.

        In addition, we have entered into certain stock option and restricted stock agreements in connection with the long-term equity incentive awards granted to our named executive officers. As discussed in "—Employee Benefit Plans—Second Amended and Restated NetSpend Holdings, Inc. 2004 Stock Option and Restricted Stock Plan—Change in Control," our 2004 Plan generally provides that 25% of unvested stock options, excluding performance-based stock options, and 100% of unvested restricted stock granted under the plan will automatically vest upon the occurrence of a change in control. As more fully described below, the percentage of unvested options which automatically vests upon a change in control may differ based upon provisions contained in the named executive officer's stock option agreement.

Employment Agreements

Named Executive Officers

        Daniel R. Henry.    Mr. Henry's current annual base salary is $400,000, and his maximum bonus under our executive bonus program is 150% of his annual base salary. Mr. Henry's employment is at will and may be terminated at any time, with or without formal cause. As discussed in "—Severance Benefits and Change in Control Provisions" below, if Mr. Henry is terminated under certain circumstances, we have agreed to make certain severance payments and provide certain benefits.

        George W. Gresham.    Mr. Gresham was appointed as our Chief Financial Officer in May 2010. Mr. Gresham's employment agreement provides that his annual base salary will be $350,000, and his maximum bonus under our executive bonus program is 105% of his annual base salary. Mr. Gresham's employment is at will and may be terminated at any time, with or without formal cause. As discussed in "—Severance Benefits and Change in Control Provisions" below, if Mr. Gresham is terminated under certain circumstances, we have agreed to make certain severance payments and provide certain benefits.

        Charles J. Harris.    Mr. Harris was appointed as our President in July 2010. Mr. Harris's current annual base salary is $350,000, and his maximum bonus under our executive bonus program is 105% of his annual base salary. Mr. Harris' employment is at will and may be terminated at any time, with or without formal cause. As discussed in "—Severance Benefits and Change in Control Provisions" below, if Mr. Harris is terminated under certain circumstances, we have agreed to make certain severance payments and provide certain benefits.

        Thomas A. Cregan.    Mr. Cregan's current annual base salary is $300,000, and his maximum bonus under our executive bonus program is 105% of his annual base salary. In addition, Mr. Cregan's employment agreement provides that he was eligible to receive a special bonus in 2010 of up to $100,000 upon the achievement of certain sales goals. The Company expects to determine the amount of this bonus before April 30, 2011. Mr. Cregan's employment is at will and may be terminated at any time, with or without formal cause. As discussed in "—Severance Benefits and Change in Control Provisions" below, if Mr. Cregan is terminated under certain circumstances, we have agreed to make certain severance payments and provide certain benefits.

        Anh Hatzopoulos.    Ms. Hatzopoulos' current annual base salary is $350,000, and her maximum bonus under our executive bonus program is 105% of her annual base salary. In addition, Ms. Hatzopoulos' employment agreement provides that she was eligible to receive a special bonus in 2010 of up to $75,000 upon the achievement of certain sales goals. The Company expects to determine the amount of this bonus before April 30, 2011. Ms. Hatzopoulos' employment is at will and may be terminated at any time, with or without formal cause. As discussed in "—Severance Benefits and Change in Control Provisions" below, if Ms. Hatzopoulos is terminated under certain circumstances, we have agreed to make certain severance payments and provide certain benefits.

Severance Benefits and Change in Control Provisions

Termination by us without cause, or termination by named executive officer for good reason

        Our management employment agreements typically provide that if we terminate a named executive officer's employment other than for cause, or if a named executive officer terminates his employment for good reason, the named executive officer is entitled to severance payments (less applicable withholding taxes) equal to:

  •
  with respect to Mr. Henry, an amount equal to 200% of his annual base salary, payable in one lump sum;

  •
  with respect to Mr. Gresham, an amount equal to 100% of his annual base salary, payable over the 12-month period following the date of termination and an amount equal to any accrued but unpaid bonus in respect of any fiscal year ending prior to the fiscal year in which the termination occurs and his target bonus for the then-current fiscal year in which he was terminated;

  •
  with respect to Mr. Harris, an amount equal to 100% of his annual base salary, payable over the 12-month period following the date of termination and an amount equal to any accrued but unpaid bonus in respect of any fiscal year ending prior to the fiscal year in which the termination occurs and his target bonus for the then-current fiscal year in which he was terminated;

  •
  with respect to Mr. Cregan, an amount equal to 100% of his annual base salary, payable over the 12-month period following the date of termination and any bonus that he would have received for the then-current fiscal year in which he was terminated, pro-rated based on the number of months elapsed in such fiscal year prior to the date of termination; and

  •
  with respect to Ms. Hatzopoulos, an amount equal to 100% of her annual base salary, payable over the 12-month period following the date of termination, and any bonus that she would have received for the then-current fiscal year in which she was terminated, pro-rated based on the number of months elapsed in such fiscal year prior to the date of termination.

        In addition, upon any such termination, all named executive officers would receive payments related to accrued and unpaid expenses, salary, bonus and benefits. Messrs. Henry, Gresham, Harris, Cregan and Ms. Hatzopoulos are entitled to contributory payments towards such named executive officer's health coverage under COBRA for up to 18 months following termination, in the case of Mr. Henry, and for up to 12 months following termination for Messrs. Harris, Gresham, Cregan and Ms. Hatzopoulos. Mr. Henry's employment agreement also provides that, in the event any payment or benefit received by Mr. Henry in connection with a termination of his employment would constitute a "parachute payment" within the meaning of Internal Revenue Code Section 280G or any similar or successor provision to 280G, then we will reimburse Mr. Henry on a "grossed-up" basis for any income taxes attributable to Mr. Henry by reason of such payment or reimbursements.

        Further, certain of Mr. Henry's stock option awards provide that if we terminate his employment for other than cause, or if he terminates his employment for good reason, prior to a change in control, 25% of his stock option award, to the extent unvested on such date, will vest upon such termination.

        The foregoing payments and benefits are subject to perpetual confidentiality obligations and the execution of a general release by the named executive officers. The payments and benefits are also subject to covenants not to compete with us, covenants not to solicit our employees and covenants not to solicit our customers or suppliers, in each case for a period of one year following termination and, in the case of Ms. Hatzopoulos, subject to certain exceptions based on applicable California law. In addition, in the case of Messrs. Gresham, Harris, Cregan, and Ms. Hatzopoulos, their severance payments are subject to a post-termination one-year covenant not to furnish any services similar to those furnished to us during such named executive officer's tenure with us to any of our customers or accounts. Each management employment agreement contains customary provisions which allow for the waiver of the terms and conditions thereof only by a written instrument signed by the party waiving compliance.

        "Cause" is generally defined under the management employment agreements to include:

  •
  the commission of a felony or other offense involving moral turpitude or any crime relating to such named executive officer's employment;

  •
  a material violation of such named executive officer's employment agreement which is not cured within the applicable cure period (from 14 to 20 days) following reasonable notice of such violation;

  •
  the commission of an act of fraud, theft or personal dishonesty with regard to NetSpend or any subsidiary;

  •
  the failure to perform such named executive officer's duties or the performance of such duties in a grossly negligent manner or with willful malfeasance;

  •
  the repeated failure to observe material policies which apply to our executives; and

  •
  the violation of any state or federal law relating to sexual harassment or age, sex or other prohibited discrimination.

        "Good reason" is generally defined under the management employment agreements to include a violation of such employment agreement by us in a material respect, a material reduction in the executive's responsibilities and a sale or transfer of all or substantially all of our assets to another entity that does not assume our obligations under such employment agreement, in each case subject to a 30-day cure period.

        The following table summarizes the potential maximum payments that the named executive officers would have been entitled to receive if their employment had been terminated by us without cause, or by the named executive officers for good reason, on December 31, 2010 prior to any change in control. The amounts reflected in the table assume (i) that there were no accrued and unpaid expenses, salary, bonus or benefits for any named executive officer and (ii) compliance with all conditions relating to the receipt and/or continued receipt of such payments and benefits. Acceleration values are based upon the per share fair market value of the shares of our Common Stock underlying options as of December 31, 2010 of $12.82, as determined by our Board of Directors, minus the exercise price.

Name	Base Salary	Bonus	Equity Acceleration	Benefits	Total
Daniel R. Henry	$800,000	$595,147	$3,908,662	$7,944	$5,311,753
George W. Gresham	$350,000	$211,847	$—	$5,640	$567,487
Charles J. Harris	$350,000	$151,319	$5,208,125	$7,944	$5,717,388
Thomas A. Cregan(1)	$300,000	$305,189	$169,673	$7,944	$782,806
Anh Hatzopoulos(2)	$350,000	$364,722	$241,016	$7,944	$963,682

(1)
Mr. Cregan's amended employment agreement effective as of June 2010 provides for an additional severance payment in an amount equal to his bonus for the then-current fiscal year upon his termination by us without cause, or by him for good reason.

(2)
Base salary, bonus and benefit amounts are based on the severance benefits provided in Ms. Hatzopoulos' employment agreement entered into in April 2010. Prior to such date, Ms. Hatzopoulos would not have been contractually entitled to any such benefits.

Termination by us for cause or by named executive officer for other than good reason, death or disability

        We are not obligated to make any cash payment or provide any benefit to our named executive officers if their employment is terminated by us for cause or by the named executive officer without good reason, other than the payment of accrued and unpaid expenses, salary and benefits and, in the case of Mr. Henry, accrued and unpaid bonus for the fiscal year preceding the year of termination.

        We are generally not obligated to make any cash payment or provide any benefit to our named executive officers if they are terminated due to death or disability, other than the payment of accrued and unpaid expenses, salary and benefits and, in the case of Mr. Henry, accrued and unpaid bonus for the fiscal year preceding the year of termination. In the event of termination due to death or disability, Mr. Henry (or in the case of death, his estate) is entitled to a lump-sum payment (less applicable withholding taxes) equal to 200% of his annual base salary and to contributory payments towards his health coverage under COBRA for up to 18 months following termination. Severance payments and benefits upon such a termination are subject to the same covenants described above applicable to severance payments and benefits upon termination by us other than for cause or termination for good reason prior to a change in control.

        Further, certain of Mr. Henry's stock option awards provide that, in the event of Mr. Henry's termination due to death or disability prior to a change in control, 25% of his stock option award, to the extent unvested on such date, will vest upon such termination.

        Assuming that there are no accrued and unpaid expenses, salary, bonus or benefits for any named executive officer, our named executive officers would not have received any payments in connection with the termination of their employment by us for cause, or by the named executive officers for other than good reason, on December 31, 2010. In addition, assuming the aforementioned items, our named executive officers would not have received any payments in connection with the termination of their employment upon their death or disability on December 31, 2010, except that, Mr. Henry (or in the case of death, his estate) would have been entitled to receive a lump-sum payment and contributory payments towards his health coverage under COBRA equal to $800,000 and $7,944, respectively, subject to Mr. Henry's compliance with all conditions relating to the receipt and/or continued receipt of such payments and benefits.

Change in Control Payments

        Management Employment Agreements.    Upon a change in control, the management employment agreements of the named executive officers generally do not provide for termination or severance benefits or payments in addition to those described above. However, in the event of termination without cause or termination for good reason in connection with, or within 12 months following, a change in control, Mr. Cregan and Ms. Hatzopoulos are entitled to receive an amount equal to 70% of their respective annual base salaries, payable in one lump sum, in lieu of any pro-rata bonus that would otherwise be payable for the then-current fiscal year if such termination had not been in connection with a change in control. The severance payments and benefits payable to Mr. Cregan and Ms. Hatzopoulos upon such a termination are subject to the same covenants described above applicable to severance payments and benefits upon termination by us other than for cause or termination for good reason prior to a change in control.

        Equity Award Agreements.    In addition to the foregoing payments pursuant to our named executive officers' employment agreements, the named executive officers' stock option and restricted stock agreements typically provide for acceleration of vesting in connection with a change in control, or provide for a performance vesting condition that contemplates a change in control. The equity incentive grants awarded to our named executive officers provide for one or more variations with regard to change in control vesting conditions or acceleration, as more fully set forth below:

        Restricted stock awards provide for the following two variations of acceleration upon a change in control:

  •
  Mr. Harris has been granted a restricted stock award which provides that, in the event of a change in control, 50% of the shares of restricted stock will immediately vest, subject to Mr. Harris' continued employment with the Company or an affiliate of the Company through the date of the change in control. Further, in the event that (a) a change in control occurs and (b) during the 12-month period following such change in control, Mr. Harris' employment is terminated by the Company or an affiliate of the Company other than for (i) cause or (ii) disability, or Mr. Harris terminates his employment during such 12-month period for good reason, 100% of the shares of restricted stock will immediately vest; and

  •
  Messrs. Henry, Cregan and Ms. Hatzopoulos have been granted restricted stock awards that vest upon the earlier of: (i) February 24, 2013; (ii) the named executive officer's termination by the Company without cause, other than a termination due to disability; (iii) the date that is six months following an initial public offering (the Company's initial public offering closed on October 22, 2010); and (iv) a change in control, subject to the named executive officer's continued employment through the applicable vesting date or event.

        Time-based stock option awards provide for three variations of acceleration upon a change in control:

  •
  Mr. Henry has been granted an award that provides that 100% of the award will immediately vest upon a change in control;

  •
  Mr. Harris has been granted an award that provides that 100% of the award immediately vests upon the earlier of (i) a change in control or (ii) the second anniversary of the closing of the initial public offering of the Company, in each case subject to Mr. Harris' continued employment through the applicable vesting date. The initial public offering of the Company closed on October 22, 2010;

  •
  Messrs. Gresham, Cregan and Ms. Hatzopoulos have been granted awards that provide that (i) 25% of the awards immediately vest upon a change in control and (ii) 100% of the awards vest if there is a change in control and (A) the award is not assumed or substituted in connection with the change in control or (B) the award is assumed or substituted and the named executive officer is terminated other than for cause, disability or death within 12 months following the change in control; and

  •
  Messrs. Gresham, Cregan and Ms. Hatzopoulos have been granted awards that provide that 33% of the award will vest upon the earlier of (i) a change in control or (ii) the second anniversary of the closing of the Company's initial public offering (the Company's initial public offering closed on October 22, 2010).

        Performance-based option awards provide for two variations of acceleration upon a change in control:

  •
  Ms. Hatzopoulos and Mr. Cregan have been granted awards that provide for acceleration upon a performance condition and a time condition as follows: (i) with regard to the performance-based vesting condition, such condition will be considered to be achieved upon (A) the consummation of a change in control which occurs on or prior to December 31, 2011 or (B) the consummation of a change in control which occurs after December 31, 2011 where our equity is valued at $1.3 billion and (ii) with regard to the time-based vesting condition, 100% will immediately vest if the performance-based vesting condition has been achieved and (A) the award is not being assumed or substituted in connection with the change in control or (B) the award is assumed or substituted and the named executive officer is terminated other than for cause, disability or death within 12 months following the change in control; and

  •
  Mr. Henry has been granted an award that provides for acceleration upon a performance condition and a time condition as follows: (i) with regard to the performance-based vesting condition, (A) such condition will be considered to be achieved in 10% increments upon the consummation of a change in control where our equity is valued at (1) $837 million, (2) $976 million, (3) $1.116 billion, (4) $1.255 billion, (5) $1.395 billion, (6) $1.534 billion, (7) $1.674 billion or (8) $1.813 billion, and the final 20% (and thus 100% in the aggregate) of the performance-based vesting condition will be achieved if our equity is valued at $2.441 billion in connection with a change in control or (B) 40% of such condition will be considered achieved upon any change in control, but excluding any change in control the pursuit of which is approved by Mr. Henry, in his capacity as Chief Executive Officer of the Company, prior to February 5, 2012, and (ii) with regard to the time-based vesting condition, 100% will immediately vest to the extent that the performance-based vesting condition has been achieved and (A) the award or portion thereof is not being assumed or substituted in connection with the change in control or (B) the award or portion thereof is assumed or substituted and the named executive officer is terminated other than for cause or disability, or the named executive officer terminates their employment for good reason, within 12 months following the change in control.

        The change in control vesting conditions and acceleration provided above are subject, in each case, to the continued service of the named executive officer holding the award through the applicable vesting date. In addition, the awards are subject to the same covenants described above applicable to severance payments and benefits upon termination by us other than for cause or termination for good reason. The change in control vesting conditions and acceleration, which are tied in any case to our equity value as of a certain date, are adjusted in the appropriate cases for certain strategic transactions.

        A "change in control" occurs, under the management employment agreements and, unless otherwise noted below, under the stock option and restricted stock agreements, on the earlier of:

  •
  the consummation of a merger, reorganization, consolidation or sale or other transfer of all or substantially all of our assets or of all or substantially all of the combined voting power of our then-outstanding voting securities, excluding, however, transactions where a majority of the direct or indirect beneficial owners of us or any new entity following such transaction consist of all or substantially all of our direct or indirect beneficial owners prior to such transaction, and

  •
  the approval by the holders of a majority of our outstanding voting securities of our liquidation or dissolution.

        The following table summarizes the potential maximum payments that the named executive officers would have been entitled to receive if their employment had been terminated by us without cause, or by the named executive officers for good reason, on December 31, 2010, following the consummation of a change in control. The amounts reflected in the table assume (i) that there were no accrued and unpaid expenses, salary, bonus or benefits for any named executive officer, (ii) that each named executive officer was terminated without cause following a change in control which valued our equity at $2.441 billion, such that 100% of all awards held by each named executive officer were vested on the termination date, and (iii) compliance with all conditions relating to the receipt and/or continued receipt of such payments and benefits. Acceleration values are based upon the per share fair market value of the shares of our Common Stock underlying options as of December 31, 2010 of $12.82, as determined by our Board of Directors, minus the exercise price.

Name	Base Salary	Bonus	Equity Acceleration	Benefits	Total
Daniel R. Henry	$800,000	$595,147	$27,194,836	$7,944	$28,597,927
George W. Gresham	$350,000	$211,847	$4,793,000	$5,640	$5,360,487
Charles J. Harris(1)	$350,000	$1,151,319	$8,372,125	$7,944	$9,881,388
Thomas A. Cregan(2)	$300,000	$210,000	$6,829,423	$7,944	$7,347,367
Anh Hatzopoulos(3)	$350,000	$245,000	$6,987,336	$7,944	$7,590,280

(1)
Mr. Harris' employment agreement provides that upon the consummation of a change in control of the Company, Mr. Harris is entitled to receive a lump sum payment of $1,000,000 in addition to his target bonus for the then-current fiscal year.

(2)
Mr. Cregan's amended employment agreement effective as of June 2010 increases the amount payable to Mr. Cregan upon his termination by us without cause following a change in control from 50% of his annual base salary to 70% of his annual base salary.

(3)
Base salary, bonus and benefit amounts are based on the severance and change in control benefits provided in Ms. Hatzopoulos' employment agreement entered into in April 2010. Prior to such date, Ms. Hatzopoulos would not have been contractually entitled to any such benefits.

 Employee Benefit Plans

Amended and Restated NetSpend Holdings, Inc. 2004 Equity Incentive Plan

        Our Amended and Restated NetSpend Holdings, Inc. 2004 Equity Incentive Plan (the "2004 Plan"), was adopted by our Board of Directors in October 2010.

        Administration.    Our 2004 Plan is administered by the Compensation Committee. As plan administrator, the Compensation Committee has full authority to interpret the 2004 Plan and all awards thereunder and adopt, amend and rescind such rules as it deems appropriate for the administration of the 2004 Plan. The Compensation Committee has full authority under the 2004 Plan to grant awards in its discretion and dictate the terms and conditions of such awards.

        Eligibility.    All of our employees, consultants and non-employee directors are eligible to be granted awards by the Compensation Committee under our 2004 Plan. An employee, consultant or non-employee director granted an award is a participant under our 2004 Plan.

        Number of Shares Available for Issuance.    The maximum number of shares of our Common Stock that are authorized for issuance under the 2004 Plan currently is 22,459,980, and that number will be increased at the beginning of each subsequent fiscal year, beginning January 1, 2011, by the least of the following: (1) 3% of the total number of issued and outstanding shares of Common Stock immediately prior to such increase, (2) 3,000,000 shares, and (3) such lesser amount as determined by our Board of Directors. Shares issued under the 2004 Plan may be treasury shares or authorized but unissued shares. As of December 31, 2010, options to purchase an aggregate of 11,035,606 shares of Common Stock, including shares of restricted Common Stock, were outstanding under our 2004 Plan. As of December 31, 2010, 2,717,240 shares of our Common Stock remained available for future awards under the 2004 Plan.

        In the event any award granted under the 2004 Plan is forfeited, any restricted stock is repurchased by the Company or any stock option or stock appreciation right is terminated, expires or is cancelled without having been fully exercised, the number of shares no longer subject to such award shall be released from such award and shall thereafter be available under the 2004 Plan for the grant of additional awards. Additionally, if a participant uses shares of Common Stock to pay the exercise price of an award or satisfy any tax withholding obligation with respect to an award, only the net number of shares of Common Sock issued to the participant will be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the 2004 Plan.

        Upon the occurrence of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the administrator of the 2004 Plan may ratably adjust the aggregate number and affected class of securities available under the 2004 Plan.

        Award Limits.    For purposes of awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, as amended (that is, to make the awards fully deductible without regard to the $1,000,000 deduction limit imposed by Section 162(m)), the following limits apply: (1) no participant may be granted (A) options or stock appreciation rights during any three-year period with respect to more than 5,000,000 shares of Common Stock, or (B) restricted stock or performance units that are denominated in shares of Common Stock, in any three-year period with respect to more than 3,000,000 shares of Common Stock; and (2) the maximum dollar value payable with respect to performance units and/or other stock-based awards that are valued with reference to property other than shares of Common Stock and granted to any participant in any performance period is $3,000,000 times the number of years in such performance period.

        Types of Awards.    Currently, the Compensation Committee may grant awards of nonqualified stock options, incentive stock options under Section 422 of the Code or restricted stock. The Compensation

Committee is also permitted to grant stock appreciation rights, or SARs, performance units and other stock-based awards. With the exception of incentive stock options, the Compensation Committee may grant, from time to time, any of the types of awards under the 2004 Plan to our employees, consultants and non-employee directors. Incentive stock options may only be granted to our employees.

        Stock Options.    Stock option awards under the 2004 Plan consist of the right to acquire shares of our Common Stock at a fixed price for a fixed period of time and generally are subject to a vesting requirement set by the Compensation Committee. A stock option may be in the form of a nonqualified stock option or an incentive stock option under the 2004 Plan. The exercise price of a stock option is set by the Compensation Committee but, with respect to incentive stock options, cannot be less than 100% of the fair market value of the underlying stock on the date of grant, or, in the case of incentive stock options granted to an employee who owns 10% or more of the total combined voting power of all classes of our stock (a "10% owner"), the exercise price cannot be less than 110% of the fair market value of the underlying stock on the date of grant. The term of a stock option may not exceed ten years, or, in the case of incentive stock options granted to a 10% owner, five years. Except in the case of a termination of service in connection with a participant's death or disability or a termination of service for cause, a participant's vested and exercisable stock options will generally be exercisable for 90 days following a termination of service. Unvested stock options will terminate on a participant's termination of service, unless otherwise provided for by the Compensation Committee.

        Exercise of Stock Options.    Stock options may be exercised upon the satisfaction of the applicable vesting requirements or, in the discretion of the Compensation Committee, at any time prior to the complete termination of such stock option. The exercise price is due upon the exercise of the option. At the time of any stock option grant, the Compensation Committee must specify that the exercise price may be paid in one or more of the following forms (i) in cash or by check, (ii) in shares of our Common Stock previously acquired by the participant based on the fair market value as of the exercise date, or (iii) by a cashless exercise program authorized by the Compensation Committee, which may include a broker-assisted cashless exercise program.

        Stock Appreciation Rights.    Stock appreciation rights (SARs) under the 2004 Plan entitle the participant to receive an amount equal to the excess of the fair market value of Common Stock over a fixed price, for a fixed period of time. The amount may be in cash, Common Stock, or a combination thereof as determined by the Compensation Committee. The SAR may be in the form of a freestanding right or a tandem right. A freestanding SAR can be granted at any time, and exercised in any form determined by the Compensation Committee, but the right is non-transferable except by will or descent, and the period of exercise must expire ten years after the grant date. A tandem SAR must be issued along with stock options and exercised at the same time, for an amount equal to the excess of the fair market value of Common Stock at the time of exercise over the exercise price of the related stock option. The right is transferable only to the extent the related stock option is transferable.

        Restricted Stock.    Restricted stock awards under the 2004 Plan are awards of shares of our Common Stock that are subject to vesting, transferability and repurchase conditions, as determined by the Compensation Committee. The conditions for vesting may include, among other things, continued service or achievement of applicable performance goals. Restricted stock granted under the 2004 Plan may not be sold, pledged or otherwise transferred, subject to limited exceptions. We have the perpetual right, but not the obligation, to repurchase any unvested restricted stock awarded under the 2004 Plan. The repurchase price for unvested restricted stock will be the price paid by the participant for such shares of restricted stock.

        Performance Units.    Performance Units under the 2004 Plan entitle the participant to receive an amount in cash or Common Stock upon the satisfaction of certain conditions. The Compensation Committee has complete discretion to determine the eligibility of participants, time and conditions of the award, the number of participation units to be awarded, the duration of any award cycle, the conversion rate between performance units and Common Stock, and the cash value of each performance unit. Performance units may be in the form of qualified performance-based awards, in which conditions to the award consist of meeting performance goals. Continued employment may also serve as a condition to the award. Forfeiture occurs if employment ends within an award cycle, subject to waiver by the Compensation Committee. A participant may elect at the time of an award and in certain other circumstances to defer receipt of cash or Common Stock, subject to Compensation Committee approval. Each award of a performance unit must be confirmed by, and be subject to, the terms of an award agreement.

        Other Stock-Based Awards.    Other stock-based awards are awards of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based upon, our Common Stock. Other stock-based awards may include dividend equivalents and convertible debentures, and may be granted either alone or in conjunction with other awards granted under the 2004 Plan. Other stock-based awards must be confirmed by, and be subject to, the terms of an award agreement.

        Performance Conditions.    Our Compensation Committee may condition the vesting or payment of awards that are intended to qualify for the performance-based exemption under Code Section 162(m) on the attainment of specified levels of one or more of any of the following measures: (1) revenue, (2) gross margin, (3) operating expense excluding depreciation and amortization and equity expense as a percentage of revenue, (4) earnings before interest and taxes, (5) earnings before interest, taxes, depreciation and amortization, (6) pre-tax income, (7) net income from continuing operations, (8) earnings per share from continuing operations, (9) cash earnings per share from continuing operations, (10) return on assets, (11) return on equity, (12) return on invested capital, (13) leverage ratio, (14) fixed charge ratio, (15) new product introduction milestones, (16) trading price per share, (17) operating margin, (18) gross margin, (19) cash flow, (20) operating expense, excluding depreciation and amortization and equity expense, and (21) market share.

        Change in Control.    The Compensation Committee has the authority under the 2004 Plan to modify the acceleration of any award or make such adjustments and/or settlements it deems appropriate and consistent with such plan's purposes. A change in control occurs under the 2004 Plan upon the first to occur of: (i) the consummation of a merger, reorganization, consolidation or sale or other transfer of all or substantially all of our assets or of all or substantially all of the combined voting power of our then-outstanding voting securities, excluding, however, transactions where a majority of the owners of us or any new entity following such transaction consist of all or substantially all of our owners prior to such transaction and (ii) the approval by the holders of a majority of our outstanding voting securities of our liquidation or dissolution.

        Unless otherwise provided in a participant's stock option agreement, upon a change in control, 25% of a participant's option award shall be accelerated and vested, subject to the continued employment or service of the participant through the date of the change in control. If not terminated in connection with the change in control, the remainder of the participant's stock option award shall continue to vest in accordance with its original vesting schedule. The stock option acceleration provisions of the 2004 Plan are only applicable to stock options which vest based solely on a participant's continued employment or service with us (i.e., excludes performance-based options). Unless otherwise provided in a participant's stock option agreement, all unvested and/or unexercised stock options not assumed or substituted in connection with a change in control terminate and are no longer exercisable. For a discussion of the change in control provisions under our named executive officer's stock option and restricted stock agreements, please see "—Employment Agreements, Severance Benefits and Change in Control Provisions" above.

        Amendment and Discontinuance; Term.    Subject to certain exceptions, our Board of Directors may amend, modify or terminate our 2004 Plan at any time, with or without prior notice to or consent of any person. Our stockholders must approve any amendment that would require the approval of stockholders under applicable law or in order to comply with the regulations promulgated by the SEC under Section 16(b) of the Exchange Act or with Section 422 of the Code or the regulations promulgated thereunder. Further, subject to exceptions, any amendment that would adversely affect a participant's rights to outstanding awards cannot be made without such participant's consent. Unless terminated earlier by our Board of Directors in its sole discretion, our 2004 Plan will expire on September 22, 2020.

401(k) Plan

        Our 401(k) Plan is a deferred savings retirement plan intended to qualify for favorable tax treatment under Section 401(a) of the Code. All of our employees are generally eligible to participate in the 401(k) Plan subject to certain eligibility requirements, including requirements relating to age and length of service. Under the 401(k) Plan, each employee may make pre-tax contributions of up to 100% of their eligible earnings up to the current statutorily prescribed annual limit on pre-tax contributions under the Code. Employees who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. We also make safe-harbor matching contributions equal to 100% of the first 3% of the eligible earnings that an employee contributes to the 401(k) Plan and 50% of the next 2% of the eligible earnings that an employee contributes. In addition, we have the ability to make certain other discretionary contributions to certain eligible employees under the 401(k) Plan, subject to established limits and a vesting schedule. Pre-tax contributions by employees and any employer contributions that we make to the 401(k) Plan and the income earned on those contributions are generally not taxable to employees until withdrawn. Employer contributions that we make to the 401(k) Plan are generally deductible when made. Employee contributions are held in trust as required by law. An employee's interest in his or her pre-tax deferrals, including, with the exception of certain discretionary contributions, any matching contributions made by us, is 100% vested when contributed. An employee's interest in discretionary contributions generally vests over a three-year period. For the years ended December 31, 2008, 2009 and 2010, the Company matched employee contributions under the 401(k) Plan in the amounts of approximately $0.5 million, $0.7 million and $0.8 million, respectively. No discretionary contributions were made during 2008, 2009 or 2010.

Deferred Compensation Plan

        We adopted our Deferred Compensation Plan in 2009 to attract and retain key employees by providing eligible participants with an opportunity to defer receipt of a portion of their compensation. The Deferred Compensation Plan is administered under the supervision of the Compensation Committee. Eligible participants may defer portions of their base salary, bonus, commissions and other cash and equity-based compensation approved by the Compensation Committee. All amounts deferred by a participant are 100% vested at all times. We do not match any contributions made by participants to the Deferred Compensation Plan but we do have the ability to make discretionary contributions to the Deferred Compensation Plan which may be credited to any participant and which vest in accordance with a vesting schedule established by the Compensation Committee. Participants are entitled to receive the vested portions of their deferred compensation and any earnings thereon, if any, upon certain events set forth in the plan. The Compensation Committee determines which investment options will be available under the plan, one of which may be an investment in our stock, and the participant has the ability to allocate portions of their deferrals in accordance with the procedures outlined in the plan and subject to the plan's limitations. The Deferred Compensation Plan is not intended to meet the qualification requirements of Code Section 401(a), but is intended to meet the requirements of Code Section 409A. The plan is unfunded for federal tax purposes and is intended to be an unfunded arrangement for eligible employees who are part of a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. Although we did not make any discretionary contributions, Mr. Henry participated in the Company's Deferred Compensation Plan in 2010.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth certain information with respect to outstanding equity awards at December 31, 2010 with respect to the named executive officers.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options(#)		Option Exercise Price($)	Option Expiration Date
Daniel R. Henry	674,970	(1)	354,323		—		$3.53	03/11/2018
	608,646		608,646		1,825,939	(2)	$3.53	03/10/2018
George W. Gresham	—		500,000	(3)	—		$3.78	05/07/2020
	—		150,000	(4)	—		$11.00	10/18/2020
Charles J. Harris	—		350,000	(5)	—		$3.78	07/01/2020
Thomas A. Cregan	25,000		25,000	(6)	—		$3.45	05/08/2018
	25,000		25,000	(6)	—		$3.45	07/10/2018
	—		—		200,000	(7)	$3.45	03/01/2018
	25,000		75,000	(8)	—		$3.47	02/05/2019
	—		400,000	(9)	—		$3.78	04/19/2020
Anh Hatzopoulos	—		50,000	(10)	—		$3.45	05/07/2018
	—		—		161,000	(7)	$3.45	02/01/2018
	25,000		75,000	(8)	—		$3.47	02/05/2019
	—		450,000	(9)	—		$3.78	04/19/2020

(1)
Vests in full on February 5, 2011.

(2)
These options are earned on the basis of two conditions: a performance-based vesting condition and, to the extent the performance-based condition is met, a time-based vesting condition in which one fourth vests each year beginning on the first anniversary of February 5, 2008, the vesting measurement date, subject to continued employment with the Company or an affiliate of the Company through the applicable vesting date. The performance-based vesting condition is achieved in 10% increments upon the consummation of a change in control where our equity is valued at (A) $837 million, (B) $976 million, (C) $1.116 billion, (D) $1.255 billion, (E) $1.395 billion, (F) $1.534 billion, (G) $1.674 billion or (H) $1.813 billion, with the final 20% (and thus 100% in the aggregate) of the performance-based vesting condition being achieved if our equity is valued at $2.441 billion in connection with a change in control (as defined above under "—Employment Agreements, Severance Benefits and Change in Control Provisions—Severance Benefits and Change in Control Provisions—Change in Control Payments"). Notwithstanding the foregoing, in the event that a change in control occurs prior to February 5, 2012, the fourth anniversary of the vesting measurement date (excluding a change in control that is also an initial public offering and excluding any change in control, the pursuit of which is approved by Mr. Henry, in his capacity as the Company's Chief Executive Officer), 40% of these options will vest immediately upon the change in control, whether or not otherwise vested prior to or as of the change in control pursuant to clauses (A) through (H) above, subject to continued employment with the Company or an affiliate of the Company through the date of the change in control. In the event a change in control has not occurred on or prior to February 5, 2014, the sixth anniversary of the vesting measurement date, 20% of these options will vest on February 5, 2014, subject to continued employment with the Company or an affiliate of the Company through such date. Notwithstanding the foregoing, with regard to the time-based vesting condition, 100% will immediately vest, to the extent that the performance-based vesting condition has been achieved, and (A) the award or portion thereof is not being assumed or substituted in connection with the change in control or (B) the award or portion thereof is assumed or substituted and the named executive officer is terminated other than for cause or disability, or the named executive officer terminates his or her employment for good reason, within 12 months following the change in control.

(3)
67% of these options vest as to one quarter on each of May 7, 2011, May 7, 2012, May 7, 2013 and May 7, 2014. 33% of these options vest upon the earlier of a change in control (as defined above under "—Employment Agreements, Severance Benefits and Change in Control Provisions—Severance Benefits and Change in Control Provisions—Change in Control Payments") or the second anniversary of the closing of the initial public offering of the Company in each case subject to continued employment through the applicable vesting date. The initial public offering of the Company closed on October 22, 2010.

(4)
These options vest and may be exercised, in whole or in part, in four equal annual installments following the grant date, subject to the executive's continued employment with the Company or an affiliate thereof through the applicable vesting date. In the event of a change in control, 25% of these options will immediately vest, subject to the executive's continued employment with the Company or an affiliate thereof through the date of the change in control. Notwithstanding the foregoing, in the event of a change in control, if in connection therewith any unvested portion of these options are not being assumed by, or substituted for new options covering the stock of, the surviving, successor or purchasing corporation, or a parent or subsidiary thereof, 100% of such unvested portion of these options will vest upon the consummation of such change in control. Further, in the event that (a) a change in control occurs and (b) during the twelve-month period following such change in control, the executive's employment is terminated by the Company or an affiliate thereof for any reason other than for (i) cause or (ii) disability, or the executive terminates his employment during this twelve-month period for Good Reason (as defined in the employment agreement between the executive and the Company or an affiliate thereof), 100% of these options or any new options, as applicable, shall vest immediately.

(5)
These options vest upon the earlier of a change in control (as defined above under "—Employment Agreements, Severance Benefits and Change in Control Provisions—Severance Benefits and Change in Control Provisions—Change in Control Payments") or the second anniversary of the closing of the initial public offering of the Company in each case subject to continued employment through the applicable vesting date. The initial public offering of the Company closed on October 22, 2010.

(6)
These options vest as to one half on each of March 1, 2011 and 2012.

(7)
These options are earned on the basis of two conditions: a performance-based vesting condition and, to the extent the performance-based condition is met, a time-based vesting condition in which one fourth vests each year following the date of grant if the executive remains continuously employed through the applicable vesting date. The performance-based vesting condition is achieved upon one of the following events: a change in control (as defined above under "—Employment Agreements, Severance Benefits and Change in Control Provisions—Severance Benefits and Change in Control Provisions—Change in Control Payments") occurs on or prior to December 31, 2011; a change in control occurs after December 31, 2011 and certain equity value targets are met;

  if an initial public offering is consummated and the equity value target is achieved following the initial public offering (the Company's initial public offering closed on October 22, 2010); or if an EBITDA hurdle of $85 million is achieved for the fiscal year ending December 31, 2011, or $85 million plus a cumulative increase of 10% per year, compounding annually, in any subsequent fiscal year. In the event a change in control has not occurred on or prior to the sixth anniversary of the date of grant, the option will become 100% vested on the sixth anniversary of the date of grant subject to continued employment through such date.

(8)
These options vest as to one quarter on each of February 5, 2010, 2011, 2012 and 2013.

(9)
67% of these options vest as to one quarter on each of March 25, 2011, March 25, 2012, March 25, 2013, and March 25, 2014. 33% of these options vest upon the earlier of a change in control (as defined above under "—Employment Agreements, Severance Benefits and Change in Control Provisions—Severance Benefits and Change in Control Provisions—Change in Control Payments") or the second anniversary of the closing of the initial public offering of the Company in each case subject to continued employment through the applicable vesting date. The initial public offering of the Company closed on October 22, 2010.

(10)
These options vest as to one half on each of February 1, 2011 and 2012.

Option Exercises and Stock Vested

        The following named executive officers exercised stock options or restricted stock awards during the fiscal year ended December 31, 2010:

	Option Awards		Stock Vested
Name	Number of shares of acquired on exercise	Value realized on exercise	Number of shares acquired on vesting	Value realized on vesting
Daniel R. Henry	415,000	$3,160,050	—	—
Anh Hatzopoulos	89,000	$671,950	—	—

Pension Benefits

        We do not have any plan that provides for payments or other benefits at, following, or in connection with, retirement.

Non-qualified Deferred Compensation

        Mr. Henry participated in a plan that provides for the deferral of compensation on a basis that is not tax-qualified during 2010, and we did not have any such plan prior to 2009.

Compensation of Directors

        Members of our Board of Directors who are not our employees and are not affiliated with any Oak Investment Partners-affiliated entity (collectively, "Oak") or any JLL Partners-affiliated entity (collectively, "JLL") receive an annual cash retainer of $60,000, annual equity compensation of $75,000 and may receive a $15,000 board lead retainer, if applicable. Additionally, the chairman of the Audit Committee receives an annual retainer of $15,000, the chairman of the Compensation Committee receives an annual retainer of $10,000 and the chairman of the Nominating and Corporate Governance Committee receives an annual retainer of $5,000. All cash retainers are paid quarterly on a pro-rata basis. Directors may elect to receive the value of any cash compensation payable in accordance with the foregoing policy in equity securities. Additionally, directors, who are not affiliated with Oak or JLL, also receive an initial grant of 50,000 options to purchase Common Stock and an annual grant of options to purchase Common Stock with a value of $25,000. Equity grants are made the first meeting of our Board of Directors and will be in the form of one-year restricted stock units, valued at the date of grant. Our directors are also reimbursed for their out-of-pocket expenses related to their service on our Board of Directors.

        The following table sets forth certain information with respect to our non-employee director compensation during the year ended December 31, 2010.

Name	Fees earned or paid in cash ($)	Option awards ($)		Total ($)
Ann H. Lamont	—	—		—
Daniel M. Schley	$40,000	$294,000	(1)	$334,000
Thomas A. McCullough	$40,000	$294,000	(1)	$334,000
Francisco J. Rodriguez	—	—		—
Alexander R. Castaldi	—	—		—
Stephen A. Vogel(2)	—	—		—

(1)
These directors each received a grant of 50,000 stock options on October 19, 2010, which vest, in whole or in part, as follows: 34% on October 19, 2011 and the remaining 66% in two equal annual installments beginning on October 19, 2012, subject to the director's continued service as a member of the Board of Directors through the applicable vesting date. If a change in control of the Company occurs (as defined above under "—Employment Agreements, Severance Benefits and Change in Control Provisions—Severance Benefits and Change in Control Provisions—Change in Control Payments"), and in connection with such change in control any unvested portion of these options is not assumed by, or substituted for, new options covering the stock of the surviving, successor or purchasing company, or a parent or subsidiary thereof, 100% of these options will vest upon the consummation of such change in control. Additionally, if, in connection with or during the 12-month period following the consummation of a change in control of the Company, the director is (a) removed from the Board of Directors without cause, (b) asked by the Company to resign from the Board of Directors, or (c) not nominated for re-election to the Board of Directors, then 100% of these options, or any new options, will vest immediately.

(2)
Mr. Vogel was elected to the Board of Directors in February 2011. Consequently, he did not receive any compensation during the fiscal year ended December 31, 2010.

Compensation Policies and Practices and Risk Mitigation

        The Compensation Committee periodically reviews the Company's compensation policies and practices to ensure that they do not encourage excessive risk-taking. The Company believes that its compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

REPORT OF THE COMPENSATION COMMITTEE

  To the Stockholders of NetSpend Holdings, Inc.:

        The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis, above, with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the fiscal year ended December 31, 2010.

                      Submitted by the Compensation Committee of the Board of Directors

                      Daniel M. Schley (Chairman)
                      Ann H. Lamont
                      Francisco J. Rodriguez

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

        The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of March 14, 2011 by:

  •
  each of our directors;

  •
  each of our named executive officers;

  •
  all of our current executive officers and directors as a group; and

  •
  each person known by us to beneficially own more than 5% of our outstanding shares of common stock.

        The percentage of beneficial ownership for the following table is based on an aggregate of 88,879,577 outstanding shares of our Common Stock. Beneficial ownership is determined under the rules and regulations of the SEC and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of Common Stock that the stockholder has a right to acquire within 60 days after March 14, 2011 through the exercise of any option or warrant. The percentage ownership of the outstanding shares of common stock, however, is based on the assumption, expressly required by the rules and regulations of the SEC, that only the person or entity whose ownership is being reported has exercised options or warrants into shares of our Common Stock.

        Unless otherwise indicated, the principal address of each of the stockholders below is c/o NetSpend Corporation, 701 Brazos Street, Austin, Texas 78701.

Name of Beneficial Owner	Amount and nature of beneficial ownership	Percent of class
Directors and named executive officers:
Daniel R. Henry(1)	2,053,390	2.3%
George W. Gresham(2)	108,750	*
Charles J. Harris(3)	414,250	*
Thomas A. Cregan(4)	284,645	*
Anh Hatzopoulos(5)	169,175	*
Francisco Rodriguez(6)	21,839,225	24.6%
Thomas McCullough(7)	78,750	*
Ann H. Lamont(8)	33,658,064	37.9%
Daniel M. Schley(9)	245,250	*
Alexander Castaldi(10)	21,839,225	24.6%
Andrew Adams(11)	33,658,064	37.9%
Stephen A. Vogel(12)	9,526	*
All directors and executive officers as a group (15 persons)	59,325,652	66.7%
Five percent stockholders:
Oak Investment Partners(13)	33,658,064	37.9%
JLL Partners(14)	21,839,225	24.6%

*
Represents less than one percent.

(1)
Includes 90,000 shares of Common Stock, 1,915,262 shares of Common Stock issuable upon exercise of options granted under our 2004 Plan, and 48,128 shares of restricted Common Stock issued under our 2004 Plan.

(2)
Includes 83,750 shares of Common Stock issuable upon exercise of options granted under our 2004 Plan and 25,000 shares of Common Stock purchased in the directed share program in connection with our initial public offering.

(3)
Includes 406,250 shares of restricted Common Stock issued under our 2004 Plan and 8,000 shares of Common Stock purchased in the directed share program in connection with our initial public offering.

(4)
Includes 79,410 shares of Common Stock, 192,000 shares of Common Stock issuable upon exercise of options granted under our 2004 Plan, and 13,235 shares of restricted Common Stock issued under our 2004 Plan.

(5)
Includes 150,375 shares of Common Stock issuable upon exercise of options granted under our 2004 Plan and 18,800 shares of restricted Common Stock issued under our 2004 Plan.

(6)
Includes 21,839,225 shares of Common Stock held by Skylight Holdings I, LLC, which is controlled by JLL Partners Fund IV, L.P. and JLL Partners Fund V, L.P. Mr. Rodriguez is an affiliate of the JLL entities and may be deemed to be the beneficial owner of the shares held by Skylight Holdings I, LLC. Mr. Rodriguez disclaims beneficial ownership of the shares held by Skylight Holdings I, LLC.

(7)
Includes 58,750 shares of Common Stock issuable upon exercise of options granted under our 2004 Plan and 20,000 shares of Common Stock purchased in the directed share program in connection with our initial public offering.

(8)
Includes 33,126,267 shares of Common Stock held by Oak Investment Partners X, LP and 531,797 shares of Common Stock held by Oak X Affiliates Fund, LP. Ms. Lamont is a managing member of each of these entities and may be deemed to be the beneficial owner of the shares held by each of these entities. Ms. Lamont disclaims beneficial ownership of the shares held by Oak Investment Partners X, LP and Oak X Affiliates Fund, LP.

(9)
Includes 170,000 shares of Common Stock and 75,250 shares of Common Stock issuable upon exercise of options granted under our 2004 Plan.

(10)
Includes 21,839,225 shares of Common Stock held by Skylight Holdings I, LLC, which is controlled by JLL Partners Fund IV, L.P. and JLL Partners Fund V, L.P. Mr. Castaldi is an affiliate of the JLL entities and may be deemed to be the beneficial owner of the shares held by Skylight Holdings I, LLC. Mr. Castaldi disclaims beneficial ownership of the shares held by Skylight Holdings I, LLC.

(11)
Includes 33,126,267 shares of Common Stock held by Oak Investment Partners X, LP and 531,797 shares of Common Stock held by Oak X Affiliates Fund, LP. Mr. Adams is an officer of Oak Management Corporation, which acts as the investment advisor to each of the Oak entities, and may be deemed to be the beneficial owner of the shares held by each of these entities. Mr. Adams disclaims beneficial ownership of the shares held by Oak Investment Partners X, LP and Oak X Affiliates Fund, LP.

(12)
Includes 9,526 shares of restricted Common Stock.

(13)
The principal address of Oak Investment Partners is One Gorham Island, Westport, CT 06880. Includes 33,126,267 shares of Common Stock held by Oak Investment Partners X, LP and 531,797 shares of Common Stock held by Oak X Affiliates Fund, LP.

(14)
The principal address of JLL Partners is 450 Lexington Avenue, 31st Floor, New York, NY 10017. Includes 21,839,225 shares of Common Stock held by Skylight Holdings I, LLC, which is controlled by JLL Partners Fund IV, L.P. and JLL Partners V, L.P.

Equity Compensation Plan Information

        In October 2010, the Compensation Committee of the Company's Board of Directors adopted a new equity incentive plan, the Amended and Restated NetSpend Holdings, Inc. 2004 Equity Incentive Plan, which amended and replaced the 2004 Stock Option and Restricted Stock Plan. The Company reserved 22,459,980 shares of its Common Stock for issuance under the 2004 Plan. The number of shares reserved for issuance under the 2004 Plan will increase automatically annually by a number of shares equal to the least of (1) 3% of the total outstanding shares of the Company's capital stock as of immediately prior to the increase, (2) 3,000,000 and (3) such lesser amount as determined by the Company's Board of Directors. The 2004 Plan authorizes the award of stock options, stock appreciation rights, restricted stock awards, performance units and other awards.

        In 2010, the Company granted 3,244,574 options and 674,043 restricted shares to purchase shares of Common Stock.

        The following table provides information as of December 31, 2010, with respect to shares of our Common Stock that may be issued, subject to certain vesting requirements, under the Plan:

	A	B	C
	Number of securities to be issued upon the exercise of outstanding options and warrants	Weighted-average exercise price of outstanding options and warrants	Number of securities remaining available for future issuance under equity compensation securities reflected in column (A)
Equity compensation plans approved by security holders	11,035,606	$3.88	2,717,240
Equity compensation plans not approved by security holders	—	—	—

Total	11,035,606	$3.88	2,717,240

PROPOSAL 2:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Company seeks your advisory vote on our executive compensation programs as described in this Proxy Statement. The Company asks that you support the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis and the accompanying tables and narratives contained in this Proxy Statement. Because your vote is advisory, it will not be binding on the Board of Directors or the Company. However, the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

        In 2010, the Company sought and received approval from the stockholders regarding the annual and long-term incentive plans that we use to motivate, retain and reward our executives, including the 2004 Plan. Compensation paid under this stockholder-approved plan make up more than a majority of the pay the Company provides to our named executive officers.

        The Compensation Discussion and Analysis discusses how our executive compensation policies and programs implement our executive compensation objectives. The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our executive compensation objectives and in achieving its goals.

        Highlights of our compensation programs that support the executive compensation objectives and create stockholder alignment include:

  •
  Our pay objectives reflect the fact that we are making pay decisions which will attract and retain the top talent needed to drive future Company performance;

  •
  Our executive compensation program emphasizes pay for performance—measured based on achievement of Company performance goals established by our Board of Directors relative to our Board of Directors-approved annual business plan;

  •
  A significant percentage of the overall compensation payable to each of our named executive officers is in the form of long-term incentive grants; and

  •
  Our Compensation Committee has retained and directs an independent compensation consultant.

        Accordingly, the Board of Directors recommends that our stockholders vote "FOR," on an advisory basis, the compensation paid to our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC and adopt the following resolution at the Annual Meeting:

    "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

        As an advisory vote, your vote will not be binding on the Company or the Board of Directors. However, our Board of Directors and our Compensation Committee, which are responsible for designing and administering the Company's executive compensation program, value the opinions of our stockholders and to the extent there is any significant vote against the compensation paid to our named executive officers, we will consider our stockholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2 DISCUSSED ABOVE AND LISTED ON THE PROXY CARD

PROPOSAL 3:
ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

        The Company seeks your advisory vote on the frequency of the future advisory stockholder votes on compensation paid to our named executive officers. By voting on this proposal, stockholders may indicate whether they prefer an advisory vote on named executive officer compensation every one, two or three years, or to abstain from voting.

        After careful consideration of this proposal, our Board of Directors has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate option for the Company, and, therefore, our Board of Directors recommends that you vote for a three-year interval for the advisory vote on named executive officer compensation.

        In formulating its recommendation, our Board of Directors considered that an advisory vote on named executive officer compensation every three years will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the Company's proxy statement every three years. We believe evaluating our executive compensation every three years is most consistent with the objectives of our executive compensation programs for the following reasons:

  •
  Our executive compensation programs are designed to motivate and reward sustainable long-term performance. A three-year time horizon will provide stockholders with a long-term view of whether our executive compensation programs are achieving their objectives. In addition, because the Summary Compensation Table provides three years of compensation history, stockholders can compare compensation and performance trends since the last stockholder advisory vote.

  •
  Stockholders can provide the Company with their views on executive compensation matters during the interval between stockholder advisory votes. We welcome and regularly solicit stockholder input on our executive compensation matters, and stockholders are able to reach out directly to our Compensation Committee to express their views on executive compensation.

  •
  As a newly public company, we expect to continuously evaluate our executive compensation programs and make prudent changes when necessary to ensure alignment with stockholder interests. We believe a three-year time horizon will allow us to implement a system that is most beneficial to the long-term interests of our stockholders.

        As an advisory vote, your vote will not be binding on NetSpend or the Board of Directors. Our Board of Directors values the opinions of our stockholders and will strongly consider its stockholders' views. However, because this vote is advisory only and non-binding, the Board of Directors may nevertheless decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the most popular option selected by our stockholders. No later than 150 calendar days after the Annual Meeting, but in no event later than 60 calendar days prior to the date for submission of stockholder proposals under SEC Rule 14a-8 for the 2012 annual meeting as described under "Stockholder Proposals for Next Annual Meeting," the Company will file a Current Report on Form 8-K/A which will disclose our decision on how frequently to hold the advisory vote on named executive officer compensation.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR "EVERY THREE YEARS" ON PROPOSAL 3 DISCUSSED ABOVE AND LISTED ON THE PROXY CARD

PROPOSAL 4:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Board of Directors has selected KPMG LLP for appointment as our independent registered public accounting firm for the fiscal year ending December 31, 2011, and though not required by our governing documents or the applicable SEC rules, the Board of Directors deems it good corporate practice to submit this appointment to a vote of the stockholders for ratification. KPMG LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2010. Representatives of KPMG LLP are expected to be present at the Annual Meeting of Stockholders to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so. Our Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Audit Fees.    The aggregate Audit Fees billed for the fiscal years 2010 and 2009 for professional services rendered by KPMG LLP, were $650,000 and $323,000, respectively. Audit Fees consist of the aggregate fees billed for professional services rendered for the audit of the our annual financial statements and review of financial statements included in our quarterly reports and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

        Audit-Related Fees.    The aggregate Audit-Related Fees billed for fiscal years 2010 and 2009 by KPMG LLP were $85,000 and $101,000, respectively. Audit-Related Fees consist of the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees".

        Tax Fees.    There were no fees billed in each of the last two fiscal years for tax services provided by KPMG LLP.

        All Other Fees.    The aggregate of All Other Fees billed in fiscal years 2010 and 2009 by KPMG LLP were $45,000 and $139,000, respectively. All Other Fees consist of the aggregate fees billed for products and services, other than the services reported above.

        Pursuant to the Audit Committee's policy on pre-approval of fees and other compensation paid to the principal independent registered public accounting firm, the Audit Committee holds an annual committee meeting during which the committee determines the principal matters for which the principal independent registered public accounting firm will be engaged for the upcoming fiscal year. If any additional matters should arise during such fiscal year, beyond those matters discussed at the annual committee meeting, the Audit Committee holds additional committee meetings, as necessary, specifically for the purpose of determining whether to engage the principal independent registered public accounting firm for such matters. Once the Audit Committee has determined to engage the principal independent registered public accounting firm with respect to any matter, whether such determination is made at an annual meeting of the Audit Committee or at a committee meeting held specifically for the purpose of making such determination, our Chief Financial Officer or other authorized financial officer executes the engagement letters of the principal independent registered public accounting firm prior to the commencement of any services. All fees paid in 2010 were approved in accordance with these procedures. All of the work performed in auditing our financial statements for the last two fiscal years by the principal independent registered public accounting firm, KPMG LLP, has been performed by their full-time, permanent employees.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

REPORT OF THE AUDIT COMMITTEE

        To the Stockholders of NetSpend Holdings, Inc.:

        It is the responsibility of the members of the Audit Committee to contribute to the reliability of the Company's financial statements. In keeping with this goal, the Board of Directors adopted a written charter, which is posted on the Company's website at http://www.netspend.com in the "Corporate Governance" area of the "Investor Relations" section. The Audit Committee is satisfied with the adequacy of the charter based upon its evaluation of the charter during fiscal 2010. The Audit Committee met nine times during fiscal 2010. The composition of the Audit Committee is compliant with the rules of the Nasdaq Stock Market.

        The Audit Committee oversees the Company's financial reporting process on behalf of the entire Board of Directors. Management has the primary responsibility for the Company's financial statements and the reporting process, including the systems of internal controls. The primary responsibilities of the Audit Committee are to select and retain the Company's auditors (including review and approval of the terms of engagement and fees), to review with the auditors the Company's financial reports (and other financial information) provided to the SEC and the investing public, to prepare and publish this report and to assist the Board of Directors with oversight of the following:

  •
  integrity of the Company's financial statements;

  •
  compliance by the Company with standards of business ethics and legal and regulatory requirements;

  •
  qualifications and independence of the Company's independent auditors; and

  •
  performance of the Company's independent auditors.

        The Audit Committee does not provide any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

        In the performance of its oversight function, the Audit Committee has reviewed and discussed the quarterly and audited financial statements, including the quality of accounting principles with management and the independent accountants. Additionally, the Audit Committee (i) reviewed and discussed the Company's audited consolidated financial statements for the fiscal year ended December 31, 2010 with the Company's management and with the Company's independent auditors; (ii) discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended; and (iii) received the written disclosures and the letter from the Company's independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants' communications with the Audit Committee concerning independence and discussed with the Company's independent auditors the independent auditors' independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements for the fiscal year ended December 31, 2010 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Submitted by the Audit Committee of the Board of Directors
Tom A. McCullough (Chairman) Andrew W. Adams Alexander R. Castaldi Stephen A. Vogel

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of our outstanding Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock held by such persons. These persons are also required to furnish us with copies of all forms they file under this regulation.

        Except as provided below, to our knowledge, based solely on a review of the copies of such reports furnished to us and without further inquiry, during the fiscal year ended December 31, 2010, our directors, officers and beneficial owners of more than 10% of Common Stock complied with all applicable Section 16(a) filing requirements. Messrs. Harris and McCullough were delinquent in filing their Initial Statement of Beneficial Ownership of Securities on Form 3 with the SEC during the fiscal year ended December 31, 2010.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

        Stockholders may submit proposals appropriate for stockholder action at the next Annual Meeting consistent with the regulations of the Securities and Exchange Commission. If a stockholder desires to have such proposal included in the Company's proxy statement and form of proxy distributed by the Board of Directors with respect to such meeting, the proposal must be received at our principal executive offices, 701 Brazos Street, Suite 1300, Austin, Texas 78701, Attention: Christopher T. Brown, Secretary and General Counsel, no later than 5:00 p.m. CDT on December 1, 2011, and must comply with the requirements of Rule 14a-8 of the Exchange Act.

        In addition, our Bylaws establish advance notice procedures with regard to certain matters, including stockholder proposals not included in our proxy statement and stockholder nominations to our Board of Directors, to be brought before an annual meeting. In general, our Secretary must receive notice of any such proposal not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (in the case of the next annual meeting, not before December 28, 2011 and not later than January 27, 2012) at the address of our principal executive offices shown above. Such notice must include the information specified in Section 2.8(c) and Section 3.5, as applicable, of our Bylaws.

HOUSEHOLDING

        The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

        As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one annual report and proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any such beneficial stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, or if any such beneficial stockholder that elected to continue to receive separate annual reports or proxy statements wishes to receive a single annual report or proxy statement in the future, that stockholder should contact their broker or send a request to our Secretary at our principal executive offices, 701 Brazos Street, Suite 1300, Austin, Texas 78701, telephone number (512) 532-8200. We will deliver, promptly upon written or oral request to the Secretary, a separate copy of the 2010 Annual Report and this Proxy Statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered. Similarly, you may also contact us if you received multiple copies of such materials and would prefer to receive a single copy in the future.

 OTHER MATTERS

        We know of no other business which will be presented at the Annual Meeting other than as explained herein. Our Board of Directors has approved a process for collecting, organizing and delivering all stockholder communications to each of its members. To contact all directors on the Board of Directors, all directors on a committee of the Board of Directors or an individual member or members of the Board of Directors, a stockholder may mail a written communication to: NetSpend Holdings, Inc., Attention: Secretary, 701 Brazos Street, Suite 1300, Austin, Texas 78701, telephone number (512) 532-8200. All communications received in the mail will be opened by our Secretary and General Counsel, Christopher T. Brown, for the purpose of determining whether the contents represent a message to the Board of Directors. The contents of stockholder communications to the Board of Directors will be promptly relayed to the appropriate members. We encourage all members of the Board of Directors to attend the Annual Meeting of Stockholders, although we have no formal policy requiring attendance. All nominees for election to the Board of Directors, other than Mr. Vogel (who was not a member of the Board of Directors at such time), attended last year's Annual Meeting.

        On March 2, 2011, we filed with the SEC an Annual Report on Form 10-K for the fiscal year ended December 31, 2010. The Annual Report on Form 10-K has been provided concurrently with this Proxy Statement to all stockholders entitled to notice of, and to vote at, the Annual Meeting.

        Stockholders may also obtain a copy of the Annual Report on Form 10-K and any of our other SEC reports, free of charge, (1) from the SEC's website at www.sec.gov, (2) from our website at www.netspend.com, or (3) by writing to our Secretary at our principal executive offices, 701 Brazos Street, Suite 1300, Austin, Texas 78701, telephone number (512) 532-8200. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy solicitation material. Information contained on our website, other than this Proxy Statement, is not part of the proxy solicitation material and is not incorporated by reference herein.

ADDITIONAL INFORMATION ABOUT THE COMPANY

        You can learn more about the Company and our operations by visiting our website at www.netspend.com. Among other information we have provided there, you will find:

  •
  The charters of each of our standing committees of the Board of Directors;

  •
  Our code of business conduct and ethics;

  •
  Information concerning our business and recent news releases and filings with the SEC; and

  •
  Information concerning our Board of Directors and stockholder relations.

        For additional information about the Company, please refer to our 2010 Annual Report to Stockholders, which is being mailed with this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

Christopher T. Brown, Secretary and General Counsel

 Appendix A

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

INTERNET http://www.proxyvoting.com/ntsp
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

97064

V    FOLD AND DETACH HERE    V

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, "FOR" ITEMS 2 AND 4 AND FOR EVERY 3 YEARS ON ITEM 3.	Please mark your votes as indicated in this example	☒
The Board of Directors recommends a vote "For All" of the director nominees, a vote "For" Items 2 and 4, and a vote for "Three Years" on Item 3

1.	ELECTION OF CLASS I DIRECTORS	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS			FOR	AGAINST	ABSTAIN
	Nominees:				2.	Proposal to approve the advisory (non-binding) resolution relating to executive compensation.	☐	☐	☐
	01 Andrew W. Adams	☐	☐	☐
	02 Daniel R. Henry					1 year	2 years	3 years	ABSTAIN
	03 Stephen A. Vogel				3.	Executive Compensation Frequency Shareholder Vote ☐	☐	☐	☐
							FOR	AGAINST	ABSTAIN
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)					4.	Ratification of the appointment of KPMG LLP as independent registered public accounting firm.	☐	☐	☐
*Exceptions

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can now access your NETSPEND HOLDINGS, INC. account online.

Access your NetSpend Holdings, Inc. account online via Investor ServiceDirect® (ISD).

The transfer agent for the NetSpend Holdings, Inc. now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

www.bnymellon.com/shareowner/equityaccess

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

  Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2010 Annual Report to Stockholders are available at: http://investor.netspend.com

  V FOLD AND DETACH HERE V

  PROXY

  NETSPEND HOLDINGS, INC.

  2011 Meeting of Stockholders – April 27, 2011

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE

The undersigned hereby appoints Daniel R. Henry and George W. Gresham, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of NetSpend Holdings, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2011 Meeting of Stockholders of the company to be held April 27, 2011 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)		97064

97064 FOLD AND DETACH HERE YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date. OR If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/ntsp Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. Mark Here for Address Change or Comments SEE REVERSE NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature Signature Date Please mark your votes as indicated in this example X THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS, “FOR” ITEMS 2 AND 4 AND FOR EVERY 3 YEARS ON ITEM 3. FOR ALL Nominees: WITHHOLD FOR ALL *EXCEPTIONS FOR AGAINST ABSTAIN 2 years 1 year 3 years Abstain 1. ELECTION OF CLASS I DIRECTORS 01 Andrew W. Adams 02 Daniel R. Henry 03 Stephen A. Vogel (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions 2. Proposal to approve the advisory (non-binding) resolution relating to executive compensation. 3. Executive Compensation Frequency Shareholder Vote FOR AGAINST ABSTAIN 4. Ratification of the appointment of KPMG LLP as independent registered public accounting firm. The Board of Directors recommends a vote “For All” of the director nominees, a vote “For” Items 2 and 4, and a vote for “Three Years” on Item 3

97064 You can now access your NETSPEND HOLDINGS, INC. account online. Access your NetSpend Holdings, Inc. account online via Investor ServiceDirect® (ISD). BNY Mellon Shareowner Services, the transfer agent for NetSpend Holdings, Inc., now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2010 Annual Report to Stockholders are available at: http://investor.netspend.com PROXY NETSPEND HOLDINGS, INC. 2011 Meeting of Stockholders – April 27, 2011 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Daniel R. Henry and George W. Gresham, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of NetSpend Holdings, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2011 Meeting of Stockholders of the company to be held April 27, 2011 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. FOLD AND DETACH HERE (Continued and to be marked, dated and signed, on the other side)